UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

VISIPHOR CORPORATION

(Exact name of registrant as specified in its charter)

Canada (State or other jurisdiction of incorporation)	000-30090 (Commission File Number)	None (IRS Employer Identification No.)

Suite 1100 – 4710 Kingsway
Burnaby, British Columbia
Canada V5H 4M2

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (604) 684-2449

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act.

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

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Item 1.01

Entry into a Material Definitive Agreement

Item 2.03

Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

Item 3.02

Unregistered Sales of Equity Securities

On March 11, 2008, Visiphor Corporation (the “Company”) completed a private placement with Quorum Investment Pool Limited Partnership (“Quorum”) of an amended and restated 8% convertible secured debenture in the principal amount of Cdn$1,750,000 maturing over a four-year period (the “Debenture”). The Debenture constitutes an amendment and restatement in whole of the secured debenture in the principal amount of Cdn$150,000 originally issued as of January 30, 2008, and as amended as of February 14, 2008. The Debenture is convertible at any time at Quorum’s option into common shares of the Company at the conversion price of Cdn$0.10 per common share.  Such conversion price will be increased to Cdn$0.15 should the Company meet certain performance targets yet to be agreed upon.  A Cdn$950,000 tranche of the Debenture is being held in escrow until shareholder approval of such tranche, which will result in a change in control of the Company, is obtained in accordance with TSX Venture Exchange requirements.  There can be no assurance that shareholder approval will be obtained and that the Company will be able to close the Cdn$950,000 tranche of the Debenture.  Quorum Funding Corporation 1 LP, a related party to Quorum, will receive a transaction fee of approximately Cdn$52,500 payable in cash.

The Debenture was sold to a purchaser outside the United States in reliance upon the exclusion from registration provided by Regulation S under the Securities Act of 1933, as amended.

In connection with the issuance of the Debenture, the outstanding bridge loans to the Company made by Roy Trivett, President, Chief Executive Officer and a director of the Company, and Keith Kretschmer, a director of the Company, in the amounts of Cdn$85,000 and US$400,000, respectively, have been subordinated to the Debenture.

A copy of the Debenture, including the terms and conditions related thereto, is attached hereto as Exhibit 10.1.  The proceeds of the Debenture will be used to provide general working capital to finance the expansion of the Company’s business.

Item 7.01

Regulation FD Disclosure

Attached as Exhibit 99.1 to this report is a press release dated March 13, 2008.  Such exhibit is being furnished pursuant to this Item 7.01, and shall not be deemed filed under the Securities Exchange Act of 1934, as amended.

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Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.1

Convertible Secured Debenture of the Company in favor of Quorum Investment Pool Limited Partnership, in the Principal Sum of Cdn$1,750,000, due March 11, 2012

99.1

Press Release dated March 13, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VISIPHOR CORPORATION

Date: March 17, 2008

By:

/s/ Sunil Amin

Sunil Amin

Chief Financial Officer

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EXHIBIT INDEX

EXHIBIT NO.

DESCRIPTION

10.1

Convertible Secured Debenture of the Company in favor of Quorum Investment Pool Limited Partnership, in the Principal Sum of Cdn$1,750,000, due March 11, 2012

99.1

Press Release dated March 13, 2008

EXHIBIT 10.1

Execution Copy

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE MUST NOT TRADE THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE BEFORE JULY 12, 2008.

WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 12, 2008.

VISIPHOR CORPORATION

AMENDED AND RESTATED

CONVERTIBLE SECURED DEBENTURE

Principal Sum: $1,750,000	Due: March 11, 2012

FOR VALUE RECEIVED, Visiphor Corporation (the “Corporation”) hereby acknowledges itself indebted to and hereby promises to pay to the order of Quorum Investment Pool Limited Partnership or its successors and assigns (the “Holder”) at 70 York Street, Suite 1720, Toronto, Ontario M5J 1S9 or at such other place as the Holder may direct at any time and from time to time, on March 11, 2012, or on such earlier day as the principal moneys hereby secured may become payable in accordance with the terms and conditions set out in Schedule “I” attached hereto (the “Maturity Date”), the principal sum of One Million Seven Hundred and Fifty Thousand dollars ($1,750,000) in lawful money of Canada (the “Principal”).  The Principal due hereunder shall bear interest, calculated monthly and payable quarterly in arrears, at an annual rate of interest of eight percent (8%) per annum (as such annual rate may be adjusted from time to time pursuant to Section 3.2), in accordance with the terms and conditions set out in Schedule “I” attached hereto.  Interest, as aforesaid, shall accrue from and including the date hereof until the Maturity Date upon the Principal outstanding from time to time with interest on overdue interest at the same rate. On the date of this Debenture, the Corporation shall prepay One Hundred and Forty Thousand dollars ($140,000) towards interest.

The Principal of this Debenture is convertible into Common Shares (as hereinafter defined) at the Conversion Price (as hereinafter defined) at the option of the Holder (in whole or in part) at any time up to and including the close of business on the Maturity Date upon and subject to the terms and conditions set out in Schedule “I” attached hereto.

This Debenture is irrevocably and unconditionally guaranteed by Sunaptic Solutions Incorporated (the “Guarantor”).

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This Debenture constitutes, inter alia, an amendment and restatement in whole of the secured debenture in the principal amount of $150,000 originally issued as of January 30, 2008 (as amended as of February 14, 2008) by the Corporation to the Holder, and supercedes and takes precedence over all terms and conditions of such debenture from and after the date hereof.

IN WITNESS WHEREOF Visiphor Corporation has caused this Debenture to be signed by its proper and duly authorized officer.

DATED the 11th day of March, 2008.

VISIPHOR CORPORATION

Per:

/s/ Roy Trivett

Name:

Roy Trivett

Title:

Chief Executive Officer

SCHEDULE “I”

TERMS AND CONDITIONS

ARTICLE 1.
INTERPRETATION

1.1.

Definitions

For the purposes of this Debenture, unless otherwise defined herein, the following terms shall have the following meanings ascribed to them:

(a)

“Acquisition” means the purchase or other acquisition by (i) the Corporation or any of its Subsidiaries (by merger, stock purchase, or otherwise) all of the aggregate outstanding voting power of the Capital Stock of any other Person, or (ii) the Corporation or any of its Subsidiaries of substantially all of the assets of any other Person or comprising one or more divisions or other business units of such other Person;

(b)

“additional amount” has the meaning ascribed thereto in Section 2.3;

(c)

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such Person.  For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the Capital Stock having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.  Notwithstanding anything herein to the contrary, in no event shall the Holder be considered an “Affiliate” of the Corporation;

(d)

“After Acquired Property” means any interest in real property acquired by the Corporation or any of its Subsidiaries after the date hereof with a Current Value in excess of $100,000;

(e)

“Auditors” means the auditors of the Corporation from time to time;

(f)

“Authorized Bank” means any Schedule 1 chartered bank in Canada, or any such similar grade banking institution in the United States acting as operating lender to the Corporation and/or any of its Subsidiaries;

(g)

“Authorized Officer” means the president, chief executive officer, chief financial officer, corporate secretary or vice president of a Person, provided that any certificate provided by such officer shall be deemed to be made solely in his capacity as an officer of such Person and not in his personal capacity;

(h)

“Bankruptcy Code” means (i) the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), (ii) the BIA (Canada) and (iii) the CCAA, in each case as applicable, as amended and as in effect from time to time, and any successor statute;

(i)

“Benefit Plan” means a “defined benefit plan” (as defined in Section 3(35) of ERISA) for which Corporation, any of its Subsidiaries, or any ERISA Affiliate of Corporation has been an “employer” (as defined in Section 3(5) of ERISA) within the past six years;

(j)

“BIA (Canada)” means the Bankruptcy and Insolvency Act (Canada), as amended and in effect from time to time;

(k)

“Board” means the board of directors of the Corporation;

(l)

“Business Day” means a day other than a Saturday, Sunday or any other day that is a statutory or civic holiday in the Provinces of British Columbia and Ontario;

(m)

“Canadian Benefit Plans” means all material employee benefit plans maintained or contributed to by either Corporation or any of its Subsidiaries that are not Canadian Pension Plans, including, without limitation, all profit sharing, savings, post-retirement, supplemental retirement, retiring allowance, severance, pension, deferred compensation, welfare, bonus, incentive compensation, phantom stock, legal services, supplementary unemployment benefit plans or arrangements and all life, health, dental and disability plans and arrangements, and in which the employees or former employees of either Corporation or its Subsidiaries employed in Canada participate or are eligible to participate;

(n)

“Canadian Pension Plans” means all “registered pension plans” ( as defined in the Income Tax Act (Canada), as amended) established, maintained or contributed to by either Corporation or any of its Subsidiaries for its employees or former employees employed in Canada;

(o)

“Capital Lease” means, with respect to any Person, any lease of real or personal property by such Person as lessee which is (i) required under GAAP to be capitalized on the balance sheet of such Person or (ii) a transaction of a type commonly known as a “synthetic lease” (i.e. a lease transaction that is treated as an operating lease for accounting purposes but with respect to which payments of rent are intended to be treated as payments of principal and interest on a loan for Federal income tax purposes);

(p)

“Capital Reorganization” has the meaning ascribed thereto in Section 5.2;

(q)

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person;

(r)

“Capitalized Lease Obligations” means, with respect to any Person, obligations of such Person and its Subsidiaries under Capitalized Leases, and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP;

(s)

“CCAA” means the Companies’ Creditors Arrangement Act (Canada), as amended and in effect from time to time.

(t)

“Change of Control Event” means any one of the following events or series of related events: (i) the sale of at least 90% of the Common Shares; (ii) the  acquisition, directly or indirectly, by any person or group, that is not a shareholder on the date hereof (other than Holder or the holder of the Other Quorum Debentures), of beneficial ownership of more than 30% of the aggregate outstanding voting power of the Capital Stock of the Corporation; (iii) the Corporation ceases to own and control, directly or indirectly, 100% of the shares of the Capital Stock of its Subsidiaries; or (iv) (A) the Corporation consolidates with or merges into another entity or conveys, transfers or leases all or substantially all of its property and assets to any Person, or (B) any entity consolidates with, amalgamates with or merges into the Corporation, which in either event (A) or (B) is pursuant to a transaction in which the outstanding voting Capital Stock of the Corporation is reclassified or changed into or exchanged for cash, securities or other property, other than any such transaction in which the shareholders of the Corporation have a beneficial ownership in the aggregate of at least 50.1% of the aggregate voting power of all Capital Stock of the resulting, surviving or transferee entity;

(u)

“Change in Law” has the meaning ascribed thereto in Section 3.4;

(v)

“Collateral” means all of the property and assets and all interests therein and proceeds thereof now owned or hereafter acquired by any Person upon which an Encumbrance is granted or purported to be granted by such Person as security for all or any part of the Obligations;

(w)

“Common Shares” means the common shares in the capital of the Corporation, provided that if a change referred to in Sections 5.2 or 5.3 occurs in respect of or affecting the Common Shares, then thereafter “Common Shares” means the shares or other securities or property purchasable or receivable on the conversion of this Debenture as a result of any such change;

(x)

“Common Share Reorganization” has the meaning ascribed thereto in Section 5.3;

(y)

“Contracts” means agreements, franchises, leases, easements, servitudes, privileges and other rights acquired from persons;

(z)

“Control” has the meaning given thereto in the Canada Business Corporations Act on the date hereof;

(aa)

“Conversion Date” means 10:00 a.m. (Toronto time) on the effective date of conversion as provided in Section 4.1;

(bb)

“Conversion Notice” has the meaning ascribed thereto in Section 4.1(a);

(cc)

“Conversion Price” means $0.10 per Common Share, subject to adjustment as provided in Article 5;

(dd)

“Copyright” means all present and future domestic and foreign copyrights, and associated performance rights, neighbouring rights and ephemeral rights of or relating to the Corporation and its Subsidiaries, whether registered or not;

(ee)

“Corporation” has the meaning ascribed thereto on the face page;

(ff)

“Current Market Price” has the meaning ascribed thereto in Section 5.1;

(gg)

“Current Value” has the meaning ascribed thereto in Section 6.1(u);

(hh)

“Debenture” means this interest bearing convertible secured debenture of the Corporation;

(ii)

“Default” means an event, which, with the giving of notice, lapse of time or otherwise would constitute an Event of Default;

(jj)

“Disposition” means any transaction, or series of related transactions, pursuant to which any Person or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of any property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person;

(kk)

“Dividend Paid in the Ordinary Course” has the meaning ascribed thereto in Section 5.1;

(ll)

“D&O Policy” has the meaning ascribed thereto in Section 6.1;

(mm)

“Encumbrance” means, in respect of any Person, any mortgage, deed of trust, debenture, pledge, hypothec, lien (statutory or otherwise), charge, assignment by way of security, consignment, lease, hypothecation, security interest granted or permitted by such Person or arising by operation of law, in respect of any such Person’s property or assets, or other encumbrance or security or preferential arrangement of any nature, including any conditional sale or title retention arrangement, any Capitalized Lease and any assignment, deposit arrangement or financing lease intended as, or having the effect of, security and “Encumbrances”, “Encumber” and “Encumbered” shall have corresponding meanings;

(nn)

“Environment” means the ambient air, all layers of the atmosphere, surface water, underground water, all land, all living organisms and the interacting natural systems that include components of air, land, water, organic and inorganic matter and living organisms, and include indoor spaces;

(oo)

“Environmental Actions” means any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority involving violations of Environmental Laws or Releases of Hazardous Substances (i) from any assets, properties or businesses of the Corporation or any of its Subsidiaries or any predecessor in interest; (ii) from adjoining properties or businesses; or (iii) onto any facilities which received Hazardous Substances generated by the Corporation or any of its Subsidiaries or any predecessor in interest;

(pp)

“Environmental Law” means all federal, provincial, state, municipal or local statutes, regulations, by-laws, Environmental Permits, orders or rules, and any policies or guidelines of any governmental or regulatory body or agency, and any requirements or obligations arising under the common law, relating to the Environment, the transportation of dangerous goods and occupational health and safety;

(qq)

“Environmental Liabilities and Costs” means all liabilities, monetary obligations, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants and costs of investigations and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any Governmental Authority or any third party, and which relate to the liability or potential liability of the Corporation or any of its Subsidiaries with respect to any environmental condition or a Release of Hazardous Substances from or onto (i) any property currently or formerly owned by the Corporation or any of its Subsidiaries or (ii) any Real Property which received Hazardous Substances generated by the Corporation or any of its Subsidiaries;

(rr)

“Environmental Lien” means any Encumbrance in favour of any Governmental Authority for Environmental Liabilities and Costs;

(ss)

“Environmental Permits” means all permits, licences, approvals, consents, authorizations, registrations and certificates issued by or provided to, as the case may be;

(tt)

“Equity Shares” has the meaning ascribed thereto in Section 5.1

(uu)

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, and regulations thereunder, in each case, as in effect from time to time.  References to sections of ERISA shall be construed also to refer to any successor sections;

(vv)

“ERISA Affiliate” means, with respect to any Person, any trade or business (whether or not incorporated) which is a member of a group of which such Person is a member and which would be deemed to be a “controlled group” within the meaning of Sections 414(b), (c), (m) and (o) of the IRC;

(ww)

“Event of Default” means any of the events described in Section 7.1;

(xx)

“Existing Location” means 4710 Kingsway, Suite 1100, Burnaby, British Columbia V5H 4M2;

(yy)

“Fiscal Year” means the fiscal year of the Corporation and its Subsidiaries ending on December 31st of each year;

(zz)

“GAAP” means Canadian generally accepted accounting principles as set out in the Handbook of the Canadian Institute of Chartered Accountants, as amended from time to time;

(aaa)

“Governmental Authority” means any nation or government, any Federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government;

(bbb)

“Guarantee” means the unlimited guarantee issued by each Guarantor in favour of the Holder, as applicable, as such agreement may be amended, restated, revised, supplemented or replaced from time to time;

(ccc)

“Guarantors” means each active Subsidiary of the Corporation and “Guarantor” means any one of the foregoing Persons;

(ddd)

“Hazardous Substance” means any solid, liquid, gas, odour, heat, sound, vibration, radiation or combination of them that may impair the Environment, injure or damage property or plant or animal life or harm or impair the health of any individual;

(eee)

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement;

(fff)

“Holder” has the meaning ascribed thereto on the face page;

(ggg)

“Holder Expenses” means any and all out-of-pocket expenses incurred from time to time by the Holder or any Receiver in connection with the protection, perfection or preservation of the Security Interest and other rights constituted hereby, in enforcing payment or performance of the Obligations or any part thereof or in locating, taking possession of, transporting, holding, repairing, processing, preparing for and arranging for the disposition of and/or disposing of the Collateral or in contemplation of any of the foregoing and any and all other reasonable expenses incurred by the Holder or any Receiver as a result of the Holder or such Receiver exercising any of its rights or remedies hereunder or at law, including, without in any way limiting the generality of the foregoing, any and all legal expenses including those incurred in any legal action or proceeding or appeal therefrom commenced or taken in good faith by the Holder and any and all fees and disbursements of any counsel, accountant or valuator or any similar Person employed by the Holder in connection with any of the foregoing and the costs of insurance and intellectual property prosecutions and administrative proceedings and payment of taxes (other than taxes relating to the income of the Holder), maintenance fees and other charges incurred in retaking, holding, repairing, processing and preparing for disposition and disposing of the Collateral;

(hhh)

“Indebtedness” means, without duplication and without limitation, with respect to any Person and calculated on a consolidated or combined basis, as applicable, (i) all indebtedness for borrowed money, (ii) all obligations for the deferred purchase price of property or services

(other than trade payables or other accounts payable incurred in the ordinary course of such Person’s business and not outstanding for more than 90 days after the date such payable was created), (iii) all obligations evidenced by bonds, debentures, notes or other similar instruments or upon which interest payments are customarily made, (iv) all reimbursement, payment or other obligations and liabilities created or arising under any conditional sales or other title retention agreement with respect to property used or acquired, even though the rights and remedies of the lessor, seller or lender thereunder may be limited to repossession or sale of such property, (v) all Capitalized Lease Obligations, (vi) all obligations, contingent or otherwise, under letters of credit, letters of guarantee, bonds for international or other contracts, guarantees, legally binding comfort letters or indemnities issued in connection therewith, whether issued for the benefit of the Corporation or a Subsidiary of the Corporation or another or others, (vii) all obligations arising pursuant to bankers’ acceptance facilities or indemnities issued in connection therewith, (viii) all other contingent obligations incurred for the purpose of or having the effect of providing financial assistance to another entity, including, without limitation, guarantees, endorsements of bills of exchange (other than for collection or deposit in the ordinary course of business), obligations to purchase assets regardless of the delivery or non-delivery thereof and obligations to make advances or otherwise provide financial assistance to any other entity, (ix) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing; (x) all obligations and liabilities, calculated on a basis satisfactory to the Holder and in accordance with accepted practice, of such Person under Hedging Agreements; and (xi) all obligations referred to in clauses (i) through (x) of this definition of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) a Encumbrance upon property owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.  The Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer;

(iii)

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the applicable Bankruptcy Code or under any other federal, provincial, state, local or foreign bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

(jjj)

“Intellectual Property” means all present and future intellectual property of the Corporation and each of the Subsidiaries used or being developed for use in the businesses of the Corporation or any of the Subsidiaries, and all rights of the Corporation and the Subsidiaries therein, throughout the universe, whether registered or unregistered, including without limitation:

(i)

all Copyright, including all applications and registrations of such copyrights;

(ii)

all Trade Marks;

(iii)

all Patents; and

(iv)

the Technology;

(kkk)

“Interest” has the meaning ascribed thereto in Section 3.1;

(lll)

“Interest Payment Date” has the meaning ascribed thereto in Section 3.1;

(mmm)

“Interest Rate” has the meaning ascribed thereto in Section 3.1;

(nnn)

“IRC” means the Internal Revenue Code of 1986, as amended (or any successor statute thereto) and the regulations thereunder;

(ooo)

“Judgment Conversion Date” has the meaning ascribed thereto in Section 9.9;

(ppp)

“Judgment Currency” has the meaning ascribed thereto in Section 9.9;

(qqq)

“Loan Party” means the Corporation or any Guarantor;

(rrr)

“Loan Document” means this Debenture, the Subscription Agreement, any Guarantee, any Security Document, any Mortgage, and any other agreement, instrument, and other document executed and delivered pursuant hereto or thereto or otherwise evidencing or securing the Debenture or any other Obligation;

(sss)

“Material Adverse Effect” means, (i) a material adverse effect on the business, assets, liabilities, operations, results of operations, condition (financial or other) or prospects of the Corporation and its Subsidiaries on a consolidated basis, or on the ability of the Corporation or any Subsidiary to carry on its business or a significant part of its business, (ii) any impairment of the ability of the Corporation and its Subsidiaries on a consolidated basis to perform any of its obligations under any Loan Document or otherwise, (iii) any material impairment of the validity, perfection, or priority of any Encumbrance on any Collateral granted by the Corporation or any of its Subsidiaries to the Holder, in each case as determined by the Holder, or (iv) a material adverse effect on any of the rights and remedies of the Holder under any Loan Document;

(ttt)

“Material Contract” means, with respect to any Person, (i) each Contract to which such Person or any of its Subsidiaries is a party involving aggregate consideration payable to or by such Person or such Subsidiary of $250,000 or more (other than purchase orders in the ordinary course of the business of such Person or such Subsidiary and other than Contracts that by their terms may be terminated by such Person or Subsidiary in the ordinary course of its business upon less than 60 days notice without penalty or premium) and (ii) all Contracts, the breach or default of which could have a Material Adverse Effect.  All such Material Contracts of the Corporation and its Subsidiaries as of the date hereof are listed on Schedule “D”;

(uuu)

“Maturity Date” means 5:00 p.m. (Toronto time) on March 11, 2012;

(vvv)

“Mortgage” means a mortgage, deed of trust or deed to secure debt, in form and substance satisfactory to the Holder, made by the Corporation or a Guarantor in favour of the Holder for the benefit of the Holder delivered to the Holder pursuant to the provisions hereof or otherwise in form and substance satisfactory to Holder;

(www)

“New Subsidiary” has the meaning ascribed thereto in Section 6.1;

(xxx)

“Obligation” means all present and future indebtedness, liabilities and obligations (whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding of the Corporation or any Subsidiary from time to time, under or in respect of this Debenture or any other Loan Document or other document.  Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation (irrespective of whether a claim therefor is allowed in any Insolvency Proceeding) to pay principal, interest, charges, expenses, fees, attorneys fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that Holder (in its sole discretion) may elect to pay or advance on behalf of such Person;

(yyy)

“Operating Lease Obligations” means all obligations for the payment of rent for any real or personal property under leases or agreements to lease that are greater than $500,000 per year, other than Capitalized Lease Obligations;

(zzz)

“Other Quorum Debentures” means convertible secured debentures of the Corporation dated on or after July 12, 2006 issued to Quorum Secured Equity Trust and the Holder in the aggregate principal amount of $2,200,000, and any other debentures issued to any such entities by the Corporation from time to time, in each case as amended, restated, revised, supplemented or replaced from time to time;

(aaaa)

“Other Taxes” has the meaning ascribed thereto in Section 2.3;

(bbbb)

“Patents” means, individually and collectively, all present and future patents, inventions, formulae, processes, business methods, trade secrets, patentable subject matter and industrial design subject matter, all present and future patent and industrial design applications and registrations therefor, and all other patent rights used in the business of the Corporation or any of the Subsidiaries and all general intangibles of a like nature owned by the Corporation or any of its Subsidiaries from time to time, and (i) all reissues, divisions, continuations, renewals, extensions and continuations-in-part thereof, (ii) all improvements, modifications and amendments made thereon or thereto, (iii) all income, royalties, damages and payments now and hereafter due and/or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all rights, corresponding thereto throughout the universe;

(cccc)

“Permitted Encumbrances” means, in respect of any Person,

(i)

undetermined or inchoate Encumbrances and charges incidental to construction, maintenance or operations which have not at the time been filed pursuant to law or which relate to obligations not yet due and delinquent;

(ii)

the Encumbrance of taxes and assessments not at the time overdue and Encumbrances securing worker’s compensation assessments not yet due and the lien for specified taxes and assessments which are overdue but the validity of which is being contested at the time in good faith by proceedings which stay the imposition of any penalty, fine, or Encumbrance resulting from the non-payment thereof, if such Person shall have made on its books provision reasonably deemed by it to be adequate therefor in accordance with GAAP;

(iii)

any statutory Encumbrance or any right of distress with respect to any lease for rent provided that such obligations are not in default;

(iv)

any Encumbrance with respect to cash or governmental obligations deposited in the ordinary course of business in connection with contracts, bids, tenders or to secure worker’s compensation, unemployment insurance, surety or appeal bonds,  costs of litigation, when required by law, public and statutory obligations, liens or claims incidental to current construction, mechanics’, warehousemen’s, carriers’ and other similar liens;

(v)

any Encumbrance resulting from security given in the ordinary course of business to a public utility or any governmental authority when required by such utility or governmental authority in connection with the operations of the Corporation or any of its Subsidiaries;

(vi)

easements, rights of way and servitudes and other similar rights in real property which in the opinion of Holder, acting reasonably, will not in the aggregate materially impair the use of the land concerned for the purpose for which it is held or used by such Person;

(vii)

title defects or irregularities which in the opinion of Holder, acting reasonably, are of a minor nature and in the aggregate will not materially impair the use of the property for the purposes for which it is held by such person or materially affect the Security Interest;

(viii)

any Encumbrance resulting from any judgment rendered or claim filed against such Person which such Person shall be contesting in good faith and by appropriate proceedings which stay the imposition of any penalty, fine, or Encumbrance resulting from the non-payment thereof, if such Person shall have made on its books adequate reserves therefor in accordance with GAAP;

(ix)

construction, contractors’, mechanics’, carriers’, warehousemen’s, suppliers’ and materialmen’s liens imposed by law and liens imposed by law in respect of vacation pay, workers’ compensation, unemployment insurance or similar statutory obligations, provided the obligations secured by such liens are not yet due and payable and, in the case of construction liens, which have not yet been filed or for which the Corporation or any of its Subsidiaries has not received written notice of a lien;

(x)

liens arising from court or arbitral proceedings, provided that the claims secured thereby are being contested in good faith by the Corporation or a Subsidiary; execution thereon has been stayed and continues to be stayed; and such liens do not, in the aggregate, materially detract from the value of the assets of the Corporation or materially impair the use thereof in the business of the Corporation;

(xi)

any Encumbrance resulting from the excess of the amount of any taxes, rates, assessments or governmental charges or levies for which final assessments have not been received over and above the amount of such taxes, rates, assessments or governmental charges or levies as estimated by a responsible officer of such Person;

(xii)

all rights reserved to or vested in any governmental authority by the terms of any lease, licence, franchise, grant or permit held by such Person or by any statutory provision to terminate any such lease, licence, franchise grant or permit or to require annual or periodic payments as a condition of the continuance thereof or to distrain against or to obtain a lien on any property or assets of such Person in the event of failure to make such annual or other periodic payments;

(xiii)

Encumbrances in connection with any Capital Lease to the extent they are limited to the assets which are the subject of such Capital Leases (or other agreement carrying the right to use) that secures Indebtedness described by clauses (v) and (vi) of the definition of Permitted Indebtedness;

(xiv)

Purchase Money Security Interests that secure Indebtedness permitted by clause (vi) of the definition of Permitted Indebtedness;

(xv)

the Security Interest;

(xvi)

the security interest in the Other Quorum Debentures;

(xvii)

security interests (which, at the option of the Corporation, shall rank prior to the Security Interest) securing the Indebtedness incurred by the Corporation and its Subsidiaries with any Schedule I chartered bank in Canada or any such similar grade banking institution in the United States, in respect of a term facility and/or a revolving operating line of credit with, and irrevocable letters of guarantee issued by, any such institution that acts as operating lender to the Corporation and any of its

Subsidiaries, to an aggregate maximum principal amount of $1,000,000 for all such indebtedness described in this clause (xvii);

(xviii)

the security interests in accounts receivable evidenced by documents titled “general assignment of accounts receivable” dated July 12, 2006 and issued by the Corporation to the holders of the Related Party Notes;

(xix)

such other liens as may be consented to in writing by the Holder; and

(xx)

the extension, renewal or refinancing of any of the above on the same or better terms;

(dddd)

“Permitted Indebtedness” means in respect of the Corporation and the Subsidiaries,

(i)

Indebtedness incurred pursuant to this Debenture;

(ii)

Indebtedness incurred pursuant to the Other Quorum Debentures;

(iii)

Indebtedness owed to an Authorized Bank and referred to in clause (xvii) of the definition of Permitted Encumbrances, in an aggregate principal amount not to exceed $1,000,000;

(iv)

unsecured Indebtedness incurred on or prior to the date of this Debenture as set forth on Schedule “C”, provided that any such Indebtedness that includes the notation “(postponed)” on Schedule “C” has been validly and absolutely postponed and subordinated in right of payment and collection to the repayment in full of the Obligation;

(v)

Indebtedness evidenced by Capitalized Lease Obligations entered into in order to finance Capital Expenditures made by the Corporation, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under this clause (v) and clause (vi) of this definition, does not exceed $750,000 at any time;

(vi)

Purchase Money Security Interest Indebtedness incurred to enable the Corporation to acquire equipment in the ordinary course of its business, which Indebtedness, when aggregated with the principal amount of all Indebtedness incurred under clause (v) and this clause (vi) of this definition, does not exceed $750,000 at any time;

(vii)

Indebtedness of the Corporation or any of its Subsidiaries under any Hedging Agreement so long as such Hedging Agreements are used solely as a part of its normal business operations as a risk management strategy or hedge against changes resulting from market operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets; and

(viii)

any other Indebtedness consented to by the Holder from time to time;

(eeee)

“Permitted Investments” means (i) marketable direct obligations issued or unconditionally guaranteed by the Canadian Government or United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of Canada or the United States, in each case, maturing within six months from the date of acquisition thereof; (ii) commercial paper, maturing not more than 270 days after the date of issue rated P-1 by Moody’s or A-1 by Standard & Poor’s; (iii) certificates of deposit maturing not more than 270 days after the date of issue, issued by commercial banking institutions and money market or demand deposit accounts maintained at commercial banking institutions, each of which is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000; (iv) repurchase agreements having maturities of not more than 90 days from the date of acquisition which are entered into with banks included in the commercial banking institutions described in clause (iii) above and which are secured by readily marketable direct obligations of the Canadian Government or United States Government or any agency thereof, (v) money market accounts maintained with mutual funds having assets in excess of $2,500,000,000; and (vi) tax exempt securities rated A or better by Moody’s or A+ or better by Standard & Poor’s;

(ffff)

“Person” includes any individual, corporation, company, partnership, association state, trust, unincorporated organization, joint venture, other enterprise or entity, or government or any agency of political subdivision of any government;

(gggg)

“PPSA” means the Personal Property Security Act (British Columbia), as amended;

(hhhh)

“Preferred Stock” means, as applied to the Capital Stock of any Person, the Capital Stock of any class or classes (however designated) that is preferred with respect to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person;

(iiii)

“Principal” means the principal amount of indebtedness outstanding from time to time under this Debenture or any other Loan Document, which is initially the amount specified on the face page of this Debenture;

(jjjj)

“Proceeds”, means, with respect to any Collateral, any  property in any form derived, directly or indirectly, from any dealing with such Collateral or the proceeds therefrom and includes proceeds of insurance and all other “proceeds” (as such term is defined in the PPSA);

(kkkk)

“Purchase Money Security Interest” means any Encumbrance given, assumed or arising by operation of law, including Capital Leases, to provide or secure, or to provide the obligor with funds to pay, the whole or any part of the consideration for the acquisition of property where the principal amount of the obligation secured by such Encumbrance is secured only by the property being acquired by the obligor, and includes the renewal or refinancing of any such Encumbrance upon the same property provided that the indebtedness secured and the security therefor are not increased thereby;

(llll)

“Quorum Nominees” means the two persons proposed by the Holder and/or the holder of the Other Quorum Debentures in its sole discretion to be nominated as directors of the Corporation, and any replacement therefor, and “Quorum Nominee” means any one of the Quorum Nominees;

(mmmm)

“Receiver” means a receiver, a reorganization manager or any similar Person appointed in accordance with Section 7.2;

(nnnn)

“Related Party Notes” means the promissory notes dated July 12, 2006 and issued by the Corporation to (i) Keith Kretschmer in the principal amount of US$400,000 and (ii) Roy Trivett in the principal amount of $85,000;

(oooo)

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, seeping, migrating, dumping or disposing of any Hazardous Substance (including the abandonment or discarding of barrels, containers and other closed receptacles containing any Hazardous Substance) into the indoor or outdoor environment, including the movement of Hazardous Substances through or in the ambient air, soil, surface or ground water, or property;

(pppp)

“relevant record date” has the meaning ascribed thereto in Section 5.2;

(qqqq)

“Remedial Action” means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address Hazardous Substances in the indoor or outdoor environment; (ii) prevent or minimize a Release or threatened Release of Hazardous Substances so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. § 9601;

(rrrr)

“Revolver” means Indebtedness of the Corporation to an Authorized Bank in the aggregate maximum principal amount of $1,000,000;

(ssss)

“Rights Offering” has the meaning ascribed thereto in Section 5.3;

(tttt)

“Rights Period” has the meaning ascribed thereto in Section 5.3;

(uuuu)

“Security Agreement” means the security agreement issued by the Corporation in favour of the Holder dated as of September 28, 2007, and security agreements issued by each Guarantor in favour of the Holder, as applicable, as such agreement may be amended, restated, revised, supplemented or replaced from time to time;

(vvvv)

“Security Documents” means the security agreements (including the Security Agreement), documents, and instruments from time to time executed or delivered to create, grant and maintain a perfected Encumbrance on the Collateral in favour of the Holder;

(wwww)

“Security Interest” means the Encumbrances granted by the Loan Parties to the Holder under the Loan Documents;

(xxxx)

“Solvent” means, with respect to any Person on a particular date, that on such date (i) the realizable value of the Person's assets is greater than the sum of its liabilities (actual and contingent), (ii) the Person is able to meet its liabilities as they become due, and (iii) such Person is not an “insolvent person” as such term is defined in the BIA (Canada) or a “debtor” as such term is defined in the CCAA;

(yyyy)

“Special Distribution” has the meaning ascribed thereto in Section 5.3;

(zzzz)

“Subscription Agreement” means the subscription agreement entered into between the Holder and the Corporation dated as of the date hereof in respect of the subscription by the Holder for the Debenture;

(aaaaa)

“Subsidiary” means any corporation, partnership, company, trust, estate, association, joint venture, or other business entity (i) the accounts of which would be consolidated with those of such Person in such Person’s consolidated financial statements if such financial statements were prepared in accordance with GAAP or (ii) of which more than 50% of (A) the outstanding shares or interests of any class carrying voting rights are beneficially owned, directly or indirectly, by the Corporation, including, without limitation, the entities listed in Schedule “A”, (B) in the case of a partnership or limited liability company, the interest in the capital or profits of such partnership or limited liability company, or (C) in the case of a trust, estate, association, joint venture or other business entity, the beneficial interest in such trust, estate, association or other business entity is, at the time of determination, owned or controlled directly or indirectly through one or more intermediaries, by such Person and “Subsidiaries” means all of the Subsidiaries;

(bbbbb)

“Taxes” has the meaning ascribed thereto in Section 2.3;

(ccccc)

“Technology” means all technology created, developed or acquired by the Corporation and each of the Subsidiaries whether or not patented or patentable and whether or not fixed in any medium whatsoever, including without limitation, all inventions, know how, techniques, processes, procedures, methods, trade secrets, research and technical data, records, formulae, designs, sketches, patterns, specifications, blue prints, flow charts or sheets, equipment and parts lists and descriptions, samples, reports, studies, findings, algorithms, instructions, guides, manuals, and plans for new or revised products and/or services;

(ddddd)

“Title Insurance Policy” means a mortgagee’s loan policy, in form and substance satisfactory to the Holder, together with all endorsements made from time to time thereto, issued by or on behalf of a title insurance company satisfactory to the Holder, insuring the Encumbrance created by a Mortgage in an amount and on terms satisfactory to the Holder, delivered to the Holder;

(eeeee)

“Trade Marks” means the trade marks, trade names, trade styles, service marks, brand names, logos, certification marks, prints, labels or the like held by or used in the business of the Corporation or any of its Subsidiaries from time to time, whether used in association with wares or with services, and all similar, present or future marks, names, styles, logos, prints or labels and all applications, registrations and recordings thereof in Canada, the United States of America or elsewhere, including every modification, renewal, reissue or other extension of any registration or recording;

(fffff)

“trading day” has the meaning ascribed thereto in Section 5.1; and

(ggggg)

“TSXV” means the TSX Venture Exchange.

1.2.

Interpretation

For the purposes of this Debenture, except as expressly provided or unless the context requires otherwise:

(a)

the headings used throughout this Debenture are for ease of reference only and shall not in any way affect the meaning or interpretation of this Debenture;

(b)

any reference herein to a numbered or lettered part or section refers to the specified part or section of this Debenture;

(c)

“hereto”, “herein”, “hereof”, “hereunder” and similar expressions refer to this Debenture and not to any particular part or section of this Debenture;

(d)

any words or expressions contained in this Debenture which impart the singular number include the plural number and vice versa;

(e)

the words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation,” whether or not so expressly stated in each such instance and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or”;

(f)

the word “will” shall be construed to have the same meaning and effect as the word “shall”;

(g)

any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified;

(h)

any reference herein to any Person shall be construed to include such Person’s successors and assigns;

(i)

any words or expressions contained in this Debenture which impart any gender include all genders; and

(j)

all dollar amounts expressed herein refer to lawful currency of Canada.

1.3.

Schedules

The following schedules attached hereto are hereby incorporated into and form part of this Debenture:

Schedule “A”	-	Subsidiaries
Schedule “B”	-	Conversion Notice
Schedule “C”	-	Permitted Unsecured Indebtedness
Schedule “D”	-	Material Contracts
Schedule “E”	-	Covenants

1.4.

Proper Law and Attornment

This Debenture and all matters arising hereunder shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein.  Each of the parties hereto irrevocably and unconditionally, with respect to any matter or thing arising out of or pertaining to this Debenture, hereby attorns and submits to the non-exclusive jurisdiction of the courts of the Province of Ontario for the determination of all matters arising pursuant to this Debenture.

1.5.

Non-Business Days

Whenever any payment hereunder (whether in regard to Principal, Interest or otherwise) shall become due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day.  During an extension under this Section 1.5 of any due date for payment of any Principal sum, Interest shall be payable to the date of actual payment of such Principal sum at the rate payable hereunder.

1.6.

Application of Payments and Proceeds of Collateral

All payments made in respect of the repayment of this Debenture, and, after the occurrence and during the continuance of an Event of Default, all proceeds of Collateral, shall be applied firstly to payment of costs, secondly to payment of Interest and thirdly to payment of Principal.

ARTICLE 2.
DEBENTURE

2.1.

Indebtedness

The Corporation for value received hereby promises to pay to or to the order of the Holder on the Maturity Date, the Principal.  On the Maturity Date, or earlier as required by Section 7.2 hereof, payment of Principal is to be made in lawful money of Canada at the address of the Holder set out in Section 9.1 or other location designated by the Holder by notice to the Corporation.

2.2.

No Prepayment

The Corporation shall not be entitled to prepay all or any portion of the Principal.  The Corporation may prepay interest on the Principal in accordance with Section 3.1 hereof.

2.3.

Deduction or Withholding

Any and all payments by the Corporation hereunder, and any amounts on account of interest or deemed interest, shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on net income or franchise taxes of the Holder by the jurisdiction in which the Holder is organized or has its principal office (all such non-excluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, “Taxes”).  If the Corporation shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Holder, (i) the sum payable shall be increased by the amount (an “additional amount”) necessary so that after making all required deductions (including deductions applicable to additional sums payable under this paragraph) the Holder shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Corporation shall make such deductions and (iii) the Corporation shall pay the full amount deducted to the relevant governmental authority in accordance with applicable law.

In addition, the Corporation agrees to pay to the relevant governmental authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Debenture (“Other Taxes”).  The Corporation shall deliver to the Holder official receipts, if any, in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes or other evidence of payment reasonably acceptable to the Holder.

The Corporation hereby indemnifies and agrees to hold the Holder harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this paragraph, paid by such person, whether or not such Taxes or Other Taxes were correctly or legally asserted.  Such indemnification shall be paid within ten (10) days from the date on which any such person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.  Such written demand, as to the amount of such payment or liability delivered to the Corporation by the Holder, shall be conclusive absent manifest error.

ARTICLE 3.
INTEREST

3.1.

Interest

The Corporation shall pay interest on the Principal (“Interest”) commencing on the date hereof at a rate of eight percent (8%) per annum (the “Interest Rate”) calculated monthly and payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each an “Interest Payment Date”) until full and complete payment or conversion of this Debenture.  Whenever any amount is payable under this Debenture or any other Loan Document by the Corporation as interest or as a fee which requires the calculation of an amount using a percentage per annum, each party to this Debenture acknowledges and agrees that such amount shall be calculated as of the date payment is due without application of the “deemed reinvestment principle” or the “effective yield method”.  As an example, when interest is calculated and payable monthly, the rate of interest payable per month is 1/12 of the stated rate of interest per annum. On the date of this Debenture ~~,~~ the Corporation shall prepay $140,000 ~~towards Interest.  No other Interest shall be payable until March 31,~~ 2009.  The Interest payment to be made on ~~March 31,~~ 2009 shall represent the accrued Interest for the period commencing on March 11,  ~~2009 until March 31~~ , 2009 ~~.~~   In the event of the conversion of this Debenture in its entirety pursuant to Article 4 hereof, such conversion date shall be an Interest Payment Date and the payment of Interest to be made on such date shall represent the Interest accrued for the period commencing on the last Interest Payment Date until such conversion date. Interest on Interest accrued and unpaid when due shall bear Interest at the same rate as the Interest on which it is calculated, and shall be calculated and payable as provided for in Section 3.2.  For greater certainty, in the event of the conversion of all of the Principal during the first year of the term of this Debenture, the Holder shall pay the Corporation the balance of the prepaid Interest for the period commencing upon the date after the closing of the conversion and ending on the first anniversary of this Debenture.

3.2.

Default Interest

At any time, upon a default in the payment by the Corporation of Principal or Interest or any other amount due to the Holder under this Debenture, the Corporation shall pay to the Holder interest on such overdue amount at a rate per annum equal to the Interest Rate plus 2.0 percentage points, or, if a rate of interest is not otherwise in effect, interest at the highest rate specified herein prior to the Event of Default plus 2.0 percentage points.  The Interest on overdue amounts shall be payable to the Holder on demand and shall be calculated on a daily basis and compounded quarterly from the date such amount becomes due and payable and for as long as such amount remains unpaid.

3.3.

Maximum Interest

Notwithstanding anything herein or in any Security Document to the contrary in the event that any provision of this Debenture or any other Security Document would oblige the Corporation to make any payment of interest or other amount payable to the Holder in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by the Holder of interest at a criminal or prohibited rate (as such terms are construed under the Criminal Code (Canada) or any other applicable law), then notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with the same effect as if adjusted at the original date of this Debenture to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by the Holder of interest at a criminal or prohibited rate, such adjustment to be effected to the extent necessary in each case, as follows:

(a)

by reducing any fees or other amounts which would constitute interest for the purposes of section 347 of the Criminal Code (Canada) or any other applicable law; and

(b)

by reducing the amount or rate of Interest exigible under Article 3 of this Debenture,

provided that if the dollar amount received by the Holder as prepaid Interest pursuant to this Debenture is required to be reduced pursuant to this Section 3.3 upon any default by the Corporation under this Debenture prior to March 11, 2009, then the dollar amount of the required reduction shall be applied towards the repayment of Principal by the Corporation to the Holder pursuant to this Debenture.

3.4.

Increased Costs and Reduced Return

If the Holder shall have determined that the adoption or implementation of, or any change in, any law, rule, treaty or regulation, or any policy, guideline or directive of, or any change in, the interpretation or administration thereof by, any court, central bank or other administrative or Governmental Authority, or compliance by the Holder or any Person controlling the Holder with any directive of, or guideline from, any central bank or other Governmental Authority or the introduction of, or change in, any accounting principles applicable to the Holder or any Person controlling the Holder (in each case, whether or not having the force of law) (each, a “Change in Law”), shall (i) subject the Holder or any Person controlling the Holder to any tax, duty or other charge with respect to this Debenture or any loan made by the Holder or change the basis of taxation of payments to the Holder or any Person controlling the Holder of any amounts payable hereunder (except for taxes on the overall net income of the Holder or any Person controlling the Holder), (ii) impose, modify or deem applicable any reserve, special deposit or similar requirement against any loan, or against assets of or held by, or deposits with or for the account of, or credit extended by, the Holder or any Person controlling the Holder, or (iii) impose on the Holder or any Person controlling the Holder any other condition regarding this Debenture or any loan, and the result of any event referred to in clauses (i), (ii) or (iii) above shall be to increase the cost to the Holder of making any loan, or agreeing to make any loan or to reduce any amount received or receivable by the Holder hereunder, then, upon demand by the Holder, the Corporation shall pay to the Holder such additional amounts as will compensate the Holder for such increased costs or reductions in amount.

If the Holder shall have determined that any Change in Law either (i) affects or would affect the amount of capital required or expected to be maintained by the Holder or any Person controlling the Holder and the Holder determines that the amount of such capital is increased as a direct or indirect consequence of any loans made or maintained, the Holder’s or any such other controlling Person’s other obligations hereunder, or (ii) has or would have the effect of reducing the rate of return on the Holder’s or any such other controlling Person’s capital to a level below that which the Holder or such controlling Person could have achieved but for such circumstances as a consequence of any loans made or maintained, or any agreement to make loans, or the Holder’s or such other controlling Person’s other obligations hereunder (in each case, taking into consideration, the Holder’s or such other controlling Person’s policies with respect to capital adequacy), then, upon demand by the Holder, the Corporation shall pay to the Holder from time to time such additional amounts as will compensate the Holder for such cost of maintaining such increased capital or such reduction in the rate of return on the Holder’s or such other controlling Person’s capital.

All amounts payable under this Section 3.4 shall bear interest from the date that is 10 days after the date of demand by the Holder until payment in full to the Holder at the Interest Rate.  A certificate of the Holder claiming compensation under this Section 3.4, specifying the event herein above described and the nature of such event shall be submitted by the Holder to the Corporation, setting forth the additional amount due and an explanation of the calculation thereof, and the Holder’s reasons for invoking the provisions of this Section 3.4, and shall be final and conclusive absent manifest error.

3.5.

General

All interest shall be computed on the basis of a year of 365 days for the actual number of days, including the first day but excluding the last day, elapsed.

ARTICLE 4.
CONVERSION

4.1.

Optional Conversion

(a)

Subject to the provisions of this Debenture, the Holder may, at its option, at any time from the date of issuance of this Debenture, in whole or in part, by delivering to the Corporation this Debenture together with the conversion notice attached as Schedule “B” hereto (the “Conversion Notice”) duly executed by the Holder, indicating what portion of the Principal the Holder then wishes to convert, convert all or any of the Principal into Common Shares, and the Principal will be deemed to be reduced accordingly.

(b)

The Principal being converted will be converted into Common Shares at the Conversion Price and the Conversion Price will be subject to adjustment in accordance with Article 5.

(c)

The completion by the Holder of a Conversion Notice and delivery of same to the Corporation for conversion shall be deemed to create and constitute a contract between the Holder and the Corporation whereby (i) the Holder or its nominee designated in the Conversion Notice subscribes for the number of Common Shares which the Holder shall be entitled to receive upon such conversion of the Principal stated in the Conversion Notice; (ii) provided the Common Shares so subscribed for are issued as fully paid and non-assessable, the indebtedness under this Debenture is satisfied and discharged to the extent this Debenture is converted; and (iii) the Corporation and the Holder agree that the satisfaction and discharge of the Indebtedness under this Debenture evidenced by this Debenture, to the extent of the Principal so converted, and completion of conversion, constitutes full payment of the subscription price for the Common Shares issuable on such conversion and thereafter such portion of the Principal under this Debenture shall not be considered outstanding hereunder and the Holder shall have no right with respect to such Principal except to receive the certificate for Common Shares to which it is entitled with respect to the amount of the Principal being converted.  With respect to the Common Shares, as required from time to time under the securities legislation which governs the Corporation or any hold period imposed by a regulatory authority, the Holder agrees to be bound by any applicable hold period.  The certificates evidencing the Common Shares shall contain the following legends:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE  MUST NOT TRADE THIS DEBENTURE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE BEFORE JULY 12, 2008.”

“WITHOUT PRIOR WRITTEN APPROVAL OF THE TSX VENTURE EXCHANGE AND COMPLIANCE WITH ALL APPLICABLE SECURITIES LEGISLATION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE TRADED ON OR THROUGH THE FACILITIES OF THE TSX VENTURE EXCHANGE OR OTHERWISE IN CANADA OR TO OR FOR THE BENEFIT OF A CANADIAN RESIDENT UNTIL JULY 12, 2008.”

(d)

Concurrently with the surrender of this Debenture for conversion pursuant to this Article 4, the Corporation will provide to the Holder a receipt acknowledging the Corporation’s obligation to issue Common Shares to the Holder.  As promptly as practicable after the surrender or deemed surrender of this Debenture for conversion pursuant to this Section 4.1(d) (and in any event within three Business Days), the Corporation will issue and/or deliver, as the case may be, to the Holder or its nominee(s) a certificate or certificates representing the number of fully paid and non-assessable Common Shares into which all or any portion of the Principal has been converted.

(e)

Upon conversion pursuant to this Article 4, the Debenture shall be deemed cancelled and the Principal so converted shall be and shall be deemed to be fully satisfied and discharged, and, if any Principal remains outstanding under this Debenture after giving effect to such conversion, the Corporation will issue a new Debenture, in form identical to this Debenture, except that it will be equal in principal amount to the amount of the Principal amount outstanding immediately following the conversion.

(f)

The conversion of this Debenture pursuant to this Article 4 will be deemed to have been made at the close of business on the date on which the Conversion Notice is received by the Corporation so that the Holder’s rights in respect of the converted portion of the Principal will terminate at that time and the Person or Persons entitled to receive Common Shares into which the whole or any part of this Debenture is converted will be treated, as between the Corporation and that Person or Persons, as having become the holder or holders of record of the Common Shares at that time.

(g)

As a condition precedent to taking any action which would require an adjustment or readjustment of the Conversion Price pursuant to Article 5, the Corporation will take any action which may, in the opinion of its counsel, be necessary for the Corporation to validly and legally issue, as fully paid and non-assessable common shares, all the Common Shares which the Holder is entitled to receive on the conversion of the Principal or any portion thereof.  The Corporation agrees that it will at all times keep sufficient Common Shares reserved for the purpose of issue upon conversion of the Debenture.  All Common Shares will be duly and validly issued as fully paid and non-assessable common shares in the capital of the Corporation.

ARTICLE 5.
ADJUSTMENT OF CONVERSION RIGHTS

5.1.

Definitions

In this Article 5, the following terms have the following meanings:

“Current Market Price” at any particular date means the volume weighted average trading price of the Common Shares on the TSXV (or, if the Common Shares are not then listed and posted for trading on the TSXV, on any other stock exchange in Canada on which the Common Shares are listed and posted for trading as may be selected for that purpose by the Board) during the 45 consecutive trading days ending on a date not earlier than the fifth trading day before the particular date; and for the purposes hereof, “trading day” means a day on which the relevant stock exchange is open for business and the Common Shares may be traded on that exchange on that day;

“Dividend Paid in the Ordinary Course” means a dividend paid on the Common Shares in any Fiscal Year of the Corporation, whether in

(i)

cash,

(ii)

securities of the Corporation, including rights, options or warrants to purchase any securities or property of the Corporation or other assets of the Corporation (but excluding rights, options or warrants referred to in Section 5.3(b) and rights, options or warrants referred to in parentheses in Section 5.3(c)(iv)), or

(iii)

property or other assets of the Corporation,

in each case to the extent that the amount or value of such dividend together with the amount or value of all other such dividends theretofore paid in such financial year (any such securities, property or other assets so distributed to be valued at the fair market value of such securities, property or other assets, as the case may be, as determined by the Board, which determination shall be conclusive) does not exceed the greater of:

(i)

150% of the greater of

(A)

the aggregate amount of dividends paid by the Corporation on the Common Shares in the period of twelve (12) consecutive months ended immediately prior to the first day of such financial year; and

(B)

one-third of the aggregate amount of dividends paid by the Corporation on the Common Shares in the period of thirty-six (36) consecutive months ended immediately prior to the first day of such financial year; or

(ii)

100% of the consolidated net income of the Corporation before extraordinary items (but after dividends payable on all shares ranking prior to, or on a parity with the Common Shares, with respect to the payment of dividends) for the period of twelve (12) consecutive months ended immediately prior to the first day of such financial year, such consolidated net income, extraordinary items and dividends to be as shown in the audited consolidated financial statements of the Corporation for such period of twelve (12) consecutive months or if there are no audited consolidated financial statements for such period, computed in accordance with GAAP, consistent with those applied in the preparation of the most recent audited consolidated financial statements of the Corporation; and

“Equity Shares” means the Common Shares and any shares of any other class or series of the Corporation which may from time to time be authorized for issue if by their terms such shares confer on the holders thereof the right to participate in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation beyond a fixed sum or a fixed sum plus accrued dividends.

5.2.

Adjustment in Rights

(a)

If, at any time after the date hereof and prior to the Maturity Date, there is a reclassification of the outstanding Common Shares or change of the Common Shares into other shares or securities or any other capital reorganization of the Corporation or a consolidation, merger or amalgamation of the Corporation with or into any other corporation (any such event being called a “Capital Reorganization”), the Holder shall be entitled to receive and shall accept for the same aggregate consideration, upon the conversion of this Debenture at any time after the record date on which the holders of Common Shares are determined for the purpose of the Capital Reorganization (the “relevant record date”), in lieu of the number of securities to which it was theretofore entitled upon such exercise, the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of such Capital Reorganization if, on the relevant record date, it had been the holder of record of the number of Common Shares in respect of which the Debenture is being converted, and such shares or other securities shall be subject to adjustment thereafter in accordance with provisions which are the same, as nearly as may be possible, as those contained in this Article 5; provided that no such Capital Reorganization shall be implemented unless all necessary steps have been taken so that the Holder shall be entitled to receive the kind and amount of shares or other securities of the Corporation or of the corporation resulting from the Capital Reorganization as provided above.

(b)

If, at any time after the date hereof and prior to the Maturity Date, any adjustment in the Conversion Price shall occur as a result of:

(i)

an event referred to in Section 5.3(a);

(ii)

the fixing by the Corporation of a record date for an event referred to in Section 5.3(b); or

(iii)

the fixing by the Corporation of a record date for an event referred to in Section 5.3(c) if such event constitutes the issue or distribution to the holders of all of its outstanding Common Shares of (i) Equity Shares, or (ii) securities exchangeable for or convertible into Equity Shares, or (iii) rights, options or warrants to acquire Equity Shares or securities exchangeable for or convertible into Equity Shares;

then the number of securities purchasable upon the subsequent conversion of the Debenture shall be adjusted simultaneously with the adjustment to the Conversion Price provided in Section 5.3 by multiplying the number of securities issuable upon the conversion of the Debenture immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Conversion Price.

5.3.

Adjustment in Conversion Price

The Conversion Price shall be subject to adjustment from time to time as follows:

(a)

If, at any time after the date hereof and prior to the Maturity Date, the Corporation:

(i)

subdivides its outstanding Common Shares into a greater number of shares,

(ii)

consolidates its outstanding Common Shares into a smaller number of shares, or

(iii)

issues Common Shares to the holders of all of its outstanding Common Shares by way of a stock dividend or other distribution other than a Dividend Paid in the Ordinary Course,

(any of such events being called a “Common Share Reorganization”), the Conversion Price shall be adjusted effective immediately after the record date on which the holders of Common Shares are determined for the purpose of the Common Share Reorganization (the “relevant record date”) by multiplying the Conversion Price in effect immediately prior to the relevant record date by a fraction:

(A)

the numerator of which shall be the number of Common Shares outstanding on the relevant record date before giving effect to the Common Share Reorganization; and

(B)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date after giving effect to the Common Share Reorganization.

(b)

If, at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date for the issue of rights, options or warrants to the holders of all of its outstanding Common Shares (the “relevant record date”) under which such holders are entitled, during a period expiring not more than 45 days after the relevant record date (the “Rights Period”), to subscribe for or purchase Common Shares at a price per share, or securities exchangeable for or convertible into Common Shares at an exchange or conversion price per share less than 95% of the Current Market Price on the relevant record date (any of such events being called a “Rights Offering”), the Conversion Price shall be adjusted effective immediately after the end of the Rights Period by multiplying the Conversion Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)

the numerator of which shall be the aggregate of:

(A)

the number of Common Shares outstanding on the relevant record date, and

(B)

the number determined by dividing (1) either (a) the product of the number of Common Shares issued or subscribed for during the Rights Period under the Rights Offering and the price at which such Common Shares were offered, or, as the case may be, (b) the product of the exchange or conversion price of the securities exchangeable for or convertible into Common Shares and the number of Common Shares for, or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period, by (2) the Current Market Price on the relevant record date; and

(ii)

the denominator of which shall be, in the case of Section 5.3(b)(i)(B)(1)(a), the number of Common Shares outstanding on the relevant record date plus the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering and, in the case of Section 5.3(b)(i)(B)(1)(b), the number of Common Shares outstanding on the relevant record date plus the number of Common Share for  or into which the securities so offered pursuant to the Rights Offering could have been exchanged or converted during the Rights Period.

(iii)

the denominator of which shall be the number of Common Shares outstanding on the relevant record date plus the number of Common Shares actually issued or subscribed for during the Rights Period upon exercise of the rights, warrants or options under the Rights Offering.

If the Debenture has been converted during the period beginning immediately after the record date for a Rights Offering and ending on the last day of the Rights Period for that Rights Offering then, in addition to the securities to which the Holder is otherwise entitled upon such exercise pursuant to this Debenture, the Holder shall be entitled to receive that number of additional securities which, when added to the number of securities to which the Holder is entitled upon such exercise, equals the number of securities to which the Holder would have been entitled upon exercise if the Holder had converted the Debenture immediately after the end of the Rights Period and after giving effect to the adjustment of the Conversion Price provided for in this Section 5.3(b).  Such additional Common Shares shall be issued to the Holder immediately following the end of the Rights Period.

(c)

If, at any time after the date hereof and prior to the Maturity Date, the Corporation fixes a record date (the “relevant record date”) for the issue or distribution to the holders of all of its outstanding Common Shares of:

(i)

shares of any class in its capital,

(ii)

evidences of its Indebtedness,

(iii)

assets or property, or

(iv)

rights, options or warrants to subscribe for or purchase any of the foregoing (other than rights, options or warrants to purchase Common Shares exercisable within 45 days of their date of issue at a price per share equal to or greater than 95% of the Current Market Price), and if such issue or distribution does not constitute a Common Share Reorganization, a Rights Offering or a Dividend Paid in the Ordinary Course (any of such events referred to in Sections 5.3(c)(i) through 5.3(c)(iv) being called a “Special Distribution”), the Conversion Price shall be adjusted immediately after the relevant record date by multiplying the Conversion Price in effect on the relevant record date by a fraction:

(A)

the numerator of which shall be the difference obtained when (a) the amount by which the aggregate fair market value of the shares, rights, options, warrants, evidences of Indebtedness or assets or property, as the case may be, which are distributed in the Special Distribution exceeds the fair market value of the consideration, if any, received therefor by the Corporation, is subtracted from (b) the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date; and

(B)

the denominator of which shall be the product obtained when the number of Common Shares outstanding on the relevant record date is multiplied by the Current Market Price on the relevant record date;

provided that no such adjustment shall be made if the result of such adjustment would be to increase the Conversion Price in effect immediately before the relevant record date.  Any determination of fair market value shall be made by the Board and their determination shall be conclusive.  To the extent that any Special Distribution is not made, the Conversion Price shall be readjusted effective immediately to the Conversion Price that would then be in effect based upon the shares, rights, options or warrants, evidences of Indebtedness, assets or property actually distributed.

(d)

As required by Paragraph 3.3(b) of Policy 4.1 of the TSXV, on the second anniversary of the date of issuance of this Debenture and on each anniversary of the date of issuance thereafter, the Conversion Price then in effect shall be increased by 10%.

5.4.

Rules for Adjustment in Rights and Exercise Price

For the purpose of this Article 5:

(a)

The adjustments provided for in this Article 5 are cumulative and shall be made successively wherever an event referred to in a particular section of this Article occurs, subject to the following provisions of this Article.

(b)

No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Price and no adjustment shall be made in the number of securities issuable on conversion of the Debenture unless it would result in a change of at least one-hundredth of a Common Share; provided, however, that any adjustments which, by reason of this section, are not required to be made shall be carried forward and taken into account in a subsequent adjustment and so on.

(c)

Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation under Section 5.3.

(d)

No adjustment to the Conversion Price shall be made in respect of any event described in Section 5.3 (other than the events referred to in Sections 5.3(a)(i) and 5.3(a)(ii)) if the Holder is entitled to participate in such event on the same terms as though, and to the same effect as if, it had converted this Debenture in full prior to or on the effective date or record date of such event, provided that such participation is subject to all necessary regulatory approval, including approval of the TSXV.

(e)

In any case in which this Article 5 requires that an adjustment become effective immediately after a record date for an event referred to herein, the Corporation may defer, until the occurrence of such event, issuing to the Holder in respect of the conversion of the Debenture after such record date and before the occurrence of such event the additional securities issuable upon such exercise by reason of the adjustment required by such event and delivering to the Holder any distributions declared with respect to such additional securities after such record date and before such event; provided, however, that the Corporation delivers to the Holder an appropriate instrument evidencing its right to receive such additional securities and such distributions upon the occurrence of the event requiring such adjustment.

(f)

If the Corporation fixes a record date to determine the holders of Common Shares entitled to receive any dividend or distribution or fixes a record date to take any other action and thereafter, but before the distribution to shareholders of any such dividend or distribution or the taking of such other action, the Corporation legally abandons its plan to pay such dividend or distribution or take such other action, then no adjustment pursuant to this paragraph shall be required by reason of the fixing of such record date.

(g)

If the Board does not fix a record date for a Common Share Reorganization, Special Distribution or Rights Offering, the Corporation shall be deemed to have fixed as the record date therefor the close of business on the day on which the Board authorizes the making of the Common Shares Reorganization, Special Distribution or Rights Offering, as the case may be.

(h)

If any question at any time arises with respect to the Conversion Price or the number of Common Shares issuable upon the conversion of this Debenture, such question shall be conclusively determined by the Auditors from time to time of the Corporation, or if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by the Corporation with the concurrence of the Holder, and any such determination shall be binding upon the Holder, the Corporation and all shareholders.  If any such determination is made, the Corporation shall deliver a certificate to the Holder describing such determination.

(i)

As a condition precedent to the taking of any action which would require any adjustment to the conversion rights or Conversion Price, the Corporation must have taken all action which may be necessary in order that the Corporation shall have issued and reserved in its authorized capital and may validly and legally issue as fully-paid and non-assessable all of the Common Shares or other securities which the Holder is entitled to receive on full conversion hereof in accordance with the provisions hereof.

(j)

In the case where the Corporation, after the date of issuance of this Debenture, takes any action affecting the Common Shares, other than an action described in Article 5, which in the reasonable opinion of the Board would adversely affect the rights of the Holder, the Conversion Price will be adjusted in such manner, if any, and at such time by action by the Board but subject in all cases to any necessary regulatory approval.  Failure of the taking of action by the Board so as to provide for an adjustment on or prior to the effective date of any action by the Corporation affecting the Common Shares will be conclusive evidence that the Board has determined it to be equitable to make no adjustment.

(k)

No adjustment shall be made to the Conversion Price if such adjustment would result in the Holder being in a less favourable financial position with respect to this Debenture than such Holder would have been in had such adjustment not been made.

5.5.

Notice of Adjustment in Exercise Price and Rights

(a)

At least fourteen (14) days prior to the effective date or record date, as the case may be, of any event which requires or might require an adjustment pursuant to this Article 5, the Corporation shall deliver to the Holder a certificate of the Corporation specifying the particulars of such event and, if determinable, the required adjustment and the computation of such adjustment.

(b)

In case any adjustment for which a notice in Section 5.5(a) has been given is not then determinable, the Corporation shall promptly after such adjustment is determinable deliver to the Holder a certificate of the Corporation containing a computation of such adjustment.

(c)

Any failure to give a notice required by this Section 5.5 shall not affect the occurrence of the adjustment required pursuant to this Article 5.

5.6.

Corporation to Reserve Shares

The Corporation covenants with the Holder that the Corporation will at all times reserve and keep available out of its authorized Common Shares, solely for the purpose of issue upon conversion of this Debenture as provided in this Article 5, and issue to the Holder or its nominee upon exercise of the conversion rights hereunder, such number of Common Shares as will then be issuable upon the conversion of this Debenture.

5.7.

Applicable Securities Legislation

The Corporation will not, directly or indirectly, do any act or thing or, to the extent that it is able, permit any act or thing to be done, which would remove or deny any registration or prospectus exemption available under any applicable securities legislation with respect to the issuance of Common Shares upon the exercise of the conversion rights contained in this Debenture.

ARTICLE 6.
REPRESENTATIONS, WARRANTIES AND COVENANTS

6.1.

Corporation’s Positive Covenants

The Corporation covenants and agrees that so long as this Debenture is outstanding:

(a)

Punctual Payment.  It will duly and punctually pay or cause to be paid all amounts payable by the Corporation to the Holder hereunder at the times and in the manner provided for herein;

(b)

Use of Proceeds.  Principal amounts advanced under this Debenture shall be used for the following purposes:

(i)

to advance the Corporation’s product development plan to expand the Corporation’s penetration of the security or law enforcement business;

(ii)

to enhance and expand the capabilities of the Corporation's current products to maintain the product leadership that the Corporation has in the industries that it addresses;

(iii)

to identify and pursue new business opportunities for the Corporation in the law enforcement and security space;

(iv)

to support the Corporation's development of new proprietary technology addressing the information integration needs of both the law enforcement and health care industries;

(v)

to support the integration of the Corporation's solutions with complementary “partner” products as a basis for expanding the scope and depth of the Corporation's product penetration; and

(vi)

to support the Corporation's in-house development of the skills required to execute product development and to provide general working capital to support the expansion of the business;

(c)

Conduct of Business.  It will and will cause each of its Subsidiaries to do all things necessary or desirable to maintain and preserve its and their respective corporate existence in its and their respective jurisdictions of incorporation, maintain and preserve its and their respective corporate power and capacity to own its and their respective properties and assets, and carry on its and their respective businesses in a commercially reasonable manner, and become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, and it will forthwith advise the Holder in writing if any of its Subsidiaries acquires assets, starts to carry on an active business or proposes to provide a guarantee or any security to any Person;

(d)

Maintain Property and Assets.  It will maintain and cause each of its Subsidiaries to maintain all of its and their property and assets in good repair and working condition, consistent with the industry standards, reasonable wear and tear excepted, and continue to carry on its and their business as presently conducted and in compliance with all leases, licences, and permits and maintain its and their books and records in a manner consistent with good business practice and in accordance with GAAP and in a manner sufficient to permit the Holder to confirm compliance by the Corporation with the Corporation’s covenants hereunder;

(e)

Inspection.  It will, and will cause its Subsidiaries to, at any reasonable time and from time to time upon reasonable prior notice, permit the Holder or representatives thereof to conduct (i) inspections of the books and records of the Corporation and its Subsidiaries and to make copies thereof, and to discuss the affairs, finances and accounts of the Corporation and its Subsidiaries with the Auditors and officers of the Corporation, or (ii) business or enterprise valuations of the Corporation or its Subsidiaries at any time and from time to time in a manner so as to not unduly disrupt the business of Corporation or its Subsidiaries.  The Corporation agrees to pay  (A) $1,500 per day per examiner plus the examiner’s out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations, and field examinations up to a maximum aggregate amount of $7,500 per year; and (B) during the period that any Default or Event of Default has occurred and is continuing, the cost of all audits, appraisals and business valuations (including enterprise valuation appraisals) conducted by third party auditors or appraisers on behalf of the Holder;

(f)

Other Obligations.  It will pay or cause to be paid and cause each of its Subsidiaries to pay or cause to be paid when required all amounts related to taxes, wages, workers’ compensation obligations, government royalties or pension fund obligations and any other amount which may result in an Encumbrance against the assets of the Corporation or any of its Subsidiaries arising under any statute or regulation, other than a Permitted Encumbrance or to make adequate reserve for any such amount in accordance with GAAP, the payment of which is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Encumbrance resulting from the non-payment thereof;

(g)

Additional Guaranties and Collateral Security.  Cause:

(i)

each Subsidiary of the Corporation (the “New Subsidiary”) to execute and deliver to the Holder promptly and in any event within 3 Business Days after the formation or acquisition thereof (A) a Guarantee guaranteeing the Obligations, (B) Security Documents, together with (x) if such New Subsidiary has any Subsidiaries, (I) certificates (if any) evidencing all of the Capital Stock of such Subsidiary owned by such New Subsidiary, (II) undated stock powers executed in blank, and (III) such opinions of counsel and such approving certificate of such Subsidiary as the Holder may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, (C) if such New Subsidiary has a fee interest in any real property that would constitute After Acquired Property if it were acquired by the Corporation, one or more Mortgages creating on such real property a perfected, first priority Encumbrance on such real property, a Title Insurance Policy covering such real property, a current survey of such real property and a surveyor’s certificate, each in form and substance reasonably satisfactory to the Holder, together with such other agreements, instruments and documents as the Holder may reasonably require whether comparable to the documents required under Section 6.1(u) or otherwise, and (D) such other agreements, instruments, approvals, legal opinions, or other documents reasonably requested by the Holder in order to create, perfect, establish the first priority of or otherwise protect any Encumbrance purported to be covered by any such Security Document or Mortgage, or otherwise to effect the intent that such New Subsidiary shall become bound by all of the terms, covenants and agreements contained in the Loan Documents and that all property and assets of such New Subsidiary shall become Collateral for the Obligations;

(ii)

the Loan Party that is the owner of the Capital Stock of such New Subsidiary to execute and deliver promptly and in any event within 3 Business Days after the formation or acquisition of such New Subsidiary a joinder to the Security Documents (if it is not already a party thereto), together with (A) certificates (if any) evidencing all of the Capital Stock of such New Subsidiary, (B) undated stock powers or other appropriate instruments or assignment executed in blank with signature guaranteed, (C) such opinions of counsel and such approving certificate of such New Subsidiary as the Holder may reasonably request in respect of complying with any legend on any such certificate or any other matter relating to such shares, and (D) such other agreements, instruments, approvals, legal opinions, or other documents;

(h)

Compliance with Applicable Law and Contracts.  It will do or cause to be done and cause each of its Subsidiaries to do or cause to be done all acts necessary or desirable to comply with all applicable, federal, provincial and municipal laws, requirements, standards.  It will and will cause each of its Subsidiaries to comply with the requirements of all Material Contracts to which it and they respectively are parties or by which respectively it and they or its and their properties are bound, non-compliance with which would, singly or in the aggregate, have a Material Adverse Effect upon its or any one of its Subsidiaries’ respective business, property, financial condition or prospects;

(i)

Accounting Methods and Financial Records.  It will and will cause each of its Subsidiaries to maintain a system of accounting which is established and administered in accordance with GAAP, keep adequate records and books of account in which accurate and complete entries shall be made in accordance with GAAP reflecting all transactions required to be reflected by such accounting principles and keep accurate and complete records of any property owned by it and each of them, respectively;

(j)

Reporting Requirements.  Furnish to the Holder:

(i)

as soon as available and in any event within 60 days after the end of each fiscal quarter of the Corporation, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Corporation and its Subsidiaries as at the end of such quarter, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period of the immediately preceding Fiscal Year, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements of the Corporation and its Subsidiaries furnished to the Holder;

(ii)

as soon as available, and in any event within 120 days after the end of each Fiscal Year of the Corporation and its Subsidiaries, consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows of the Corporation and its Subsidiaries as at the end of such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the immediately preceding Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, and accompanied by a report and an unqualified opinion, prepared in accordance with generally accepted auditing standards, of the Auditors of the Corporation and satisfactory to the Holder;

(iii)

as soon as available, and in any event within 45 days after the end of each fiscal month of the Corporation and its Subsidiaries, internally prepared consolidated and consolidating balance sheets, consolidated and consolidating statements of operations and retained earnings and consolidated and consolidating statements of cash flows as at the end of such fiscal month, and for the period commencing at the end of the immediately preceding Fiscal Year and ending with the end of such fiscal month, in accordance with GAAP applied in a manner consistent with that of the most recent audited financial statements furnished to the Holder;

(iv)

no later than 30 days after the commencement of each Fiscal Year, financial projections, supplementing and superseding the financial projections for the period referred to in Section 7(k)(ii) in the Subscription Agreement;

(v)

as soon as possible, and in any event within 3 Business Days of the date when any officer of the Corporation or any of its Subsidiaries obtains knowledge of the occurrence of any event or development that could reasonably be expected to result in a Material Adverse Effect, the written statement of an officer of the Corporation setting forth the details of such event or development having a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(vi)

promptly after the commencement thereof but in any event not later than 5 Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, the Corporation or any of its Subsidiaries, notice of each action, suit or proceeding before any court or other Governmental Authority or other regulatory body or any arbitrator which, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

(vii)

promptly after the sending or filing thereof, copies of all statements, reports and other information the Corporation or any of its Subsidiaries sends to any holders of its Indebtedness or its securities or files with the TSXV or any national (domestic or foreign) securities exchange;

(viii)

promptly upon receipt thereof, copies of all financial reports (including management letters), if any, submitted to the Corporation or any of its Subsidiaries by its Auditors in connection with any annual or interim audit of the books thereof; and

(ix)

promptly upon request, such other information concerning the condition or operations, financial or otherwise, of the Corporation or any of its Subsidiaries as the Holder may from time to time may reasonably request;

(k)

Payment of Taxes and Claims.  It will and will cause each of its Subsidiaries to:

(i)

pay and discharge all lawful claims for labour, material and supplies;

(ii)

pay and discharge all obligations which may result in liens on its or their assets;

(iii)

pay and discharge all taxes payable by it and each of them, respectively; and

(iv)

withhold and collect all taxes required to be withheld and collected by it and each of them, respectively, and remit such taxes to the appropriate governmental body at the time and in the manner required or to make adequate reserve for any such amount in accordance with GAAP, the payment of which is being contested in good faith by proper proceedings which stay the imposition of any penalty, fine or Encumbrance resulting from the non-payment thereof;

(l)

Notice of Event of Default.  It will, as soon as it shall become aware of the same, give notice to the Holder of any Default, Event of Default, or the occurrence or non-occurrence of any event which constitutes, or which with the passage of time or giving of notice or both would constitute, a material default under any other agreement to which it or any Subsidiary is a party or by which it or any Subsidiary or any of its or their properties may be bound, giving in each case the details thereof and specifying the action proposed to be taken with respect thereto, regarding the Corporation or any Subsidiary of the Corporation;

(m)

Insurance.  The Corporation shall maintain and cause its Subsidiaries to maintain insurance on its and their respective properties and assets and for the operation of its and their respective businesses in such amounts and against such risks as would be customarily obtained and maintained by a prudent owner of similar properties and assets operating a similar business (including without limitation appropriate liability insurance, including directors and officers liability and corporate reimbursement insurance (the “D&O Policy”) with responsible insurers in accordance with acceptable industry standards for coverage in the amount and on terms acceptable to the Holder, acting reasonably), and shall provide certified copies of such policies to the Holder upon request.  Such policies of insurance shall include coverage against loss or damage of its property and assets by fire and other hazards, and business interruption insurance.  All such insurance policies relating to such properties and assets of the Corporation shall name the Holder as loss payee as its interest may appear, with a loss payable and additional insured endorsement in favour of Holder as Holder shall require, and shall provide for not less than 30 days prior written notice to Holder of the exercise of any right of cancellation and copies thereof or certificates in respect of the coverage provided thereby shall be delivered to the Holder upon request.  The Corporation shall pay all premiums in respect of such insurance when due and shall promptly furnish the Holder upon request with receipts or other satisfactory evidence of the payment thereof.  As of the date hereof, none of the Corporation, its Subsidiaries or any officer or director thereof are aware of any outstanding or pending insurance claims involving the Corporation, its Subsidiaries or any officer or director thereof, or has reason to believe that any existing insurance policy will not be renewed on its renewal date, including but not limited to, the Corporation’s D&O Policy;

(n)

Compliance with Securities Legislation and Matters.  The Corporation shall comply with the requirements of all applicable securities laws and the regulations thereunder and shall take no step with a view to, or which would result in, the Corporation ceasing to be a reporting issuer or its equivalent in good standing under the securities laws of the United States, Alberta and British Columbia or the regulations thereunder or under the securities laws of any other jurisdiction;

(o)

Maintain Listing.  The Corporation shall continuously maintain the listing of its Common Shares on the TSXV or upon such other stock exchange as may be acceptable to the Holder (including the Toronto Stock Exchange) and shall use reasonable efforts to ensure that all Common Shares which are issuable upon the exercise of the conversion rights hereunder are listed on such stock exchange as and when issued;

(p)

Secondary Offering.  If, at any time, the Corporation undertakes a treasury offering of shares by way of prospectus, the Holder may participate by way of a secondary offering of which the Holder may sell all or any of the Common Shares beneficially owned by the Holder, unless this right would, in the opinion of the financial advisor and/or underwriter retained by the Corporation to complete such transaction, materially prejudice the treasury offering;

(q)

Intellectual Property.  The Corporation shall and shall cause its Subsidiaries to: (i) as and to the extent considered by the Corporation to be appropriate in the Corporation’s good faith judgment, reasonably exercised, undertake reasonable acts to maintain and preserve the Patents and Intellectual Property and the rights under any Patent licenses, including, but not limited to, timely prosecution of all applications for the registration of same, defending administrative and legal challenges to their validity, filing of affidavits and declarations of use and incontestability, where applicable, and renewals and initiating opposition or cancellation proceedings or litigation against users of the same or confusingly similar marks who seriously threaten the validity or rights of the Corporation in its Patents and Intellectual Property; (ii) as and to the extent considered by the Corporation to be appropriate in the Corporation’s good faith judgment, reasonably exercised, have the duty (A) to prosecute diligently any patent application of the Patents and any trade mark or service mark application of the Trade Marks pending as of the date hereof or thereafter until termination of this Debenture, (B) to make application on the Corporation’s unpatented but patentable inventions and on the Corporation’s trade marks and service marks, as is appropriate in the Corporation’s good faith judgment, and (C) to use its best efforts to preserve and maintain all rights in patent applications of the Patents and in trade mark and service mark applications and trade mark and service mark registrations of the Trade Marks; and (iii) maintain the confidentiality and secrecy of all trade secrets included in the Patent collateral and will establish and maintain confidentiality protocols and procedures (including use of confidentiality agreements) customarily established and implemented by a prudent owner of similar properties and assets operating a similar business.  Any expenses incurred in connection with such applications shall be borne by the Corporation, including the timely payment of maintenance fees in the correct categories;

(r)

Obtaining of Permits, Etc.  Obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all material permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary in the proper conduct of its business;

(s)

Landlord Collateral Access Agreements.  Use its reasonable commercial efforts to obtain written access agreements, in form and substance satisfactory to the Holder, providing access to Collateral located on any premises not owned by the Corporation or any of its Subsidiaries in order to remove such Collateral from such premises during an Event of Default;

(t)

Subordination. Cause all Indebtedness and other obligations now or hereafter owed by it to any of its Affiliates to be subordinated in right of payment and security to the Indebtedness and other Obligations owing to the Holder in accordance with a subordination agreement in form and substance satisfactory to the Holder;

(u)

After Acquired Property.  Upon the acquisition by it or any of its Subsidiaries of any After Acquired Property, immediately so notify the Holder, setting forth with specificity a description of the interest acquired, the location of the real property, any structures or improvements thereon and either an appraisal or such Loan Party’s good-faith estimate of the current value of such real property (for purposes of this Section, the “Current Value”).  The Holder shall notify the Corporation whether it intends to require a Mortgage and the other documents referred to below.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired such After Acquired Property shall immediately furnish to the Holder the following, each in form and substance satisfactory to the Holder:  (i) a Mortgage with respect to such real property and related assets located at the After Acquired Property, each duly executed by such Person and in recordable form; (ii) evidence of the recording of the Mortgage referred to in clause (i) above in such office or offices as may be necessary or, in the opinion of the Holder, desirable to create and perfect a valid and enforceable first priority lien on the property purported to be covered thereby or to otherwise protect the rights of the Holder thereunder, (iii) a Title Insurance Policy, (iv) a survey of such real property, certified to the Holder and to the issuer of the Title Insurance Policy by a licensed professional surveyor reasonably satisfactory to the Holder, and (v) such other documents or instruments (including guarantees and opinions of counsel) as the Holder may reasonably require.  The Corporation shall pay all fees and expenses, including reasonable attorneys fees and expenses, and all title insurance charges and premiums, in connection with the Corporation’s obligations under this Section 6.1(u);

(v)

Fiscal Year.  Cause the Fiscal Year of the Corporation and its Subsidiaries to end on December 31st of each calendar year unless the Holder consents to a change in such fiscal year of Corporation and its Subsidiaries (and appropriate related changes to this Debenture);

(w)

Specified Covenants.  The Corporation shall comply with the covenants set out in Schedule “E”;

(x)

Environmental.  (i) Keep any property either owned or operated by it or any of its Subsidiaries free of any Environmental Liens; (ii) comply, and cause each of its Subsidiaries to comply, in all material respects with Environmental Laws and provide to the Holder any documentation of such compliance which the Holder may reasonably request; (iii) provide the Holder written notice within 5 days of any Release of a Hazardous Substance in excess of any reportable quantity from or onto property owned or operated by it or any of its Subsidiaries and take any Remedial Actions required to abate said Release; (iv) promptly provide the Holder with written notice within 10 days of the receipt of any of the following:  (A) notice that an Environmental Lien has been filed against any property of any Loan Party or any of its Subsidiaries; (B) commencement of any Environmental Action or notice that an Environmental Action will be filed against any Loan Party or any of its Subsidiaries; and (C) notice of a violation, citation or other administrative order which could reasonably be expected to result in a Material Adverse Effect and (v) defend, indemnify and hold harmless the Holder and its transferees, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs or expenses (including attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses) arising out of (A) the presence, disposal, release or threatened release of any Hazardous Substances on any property at any time owned or occupied by any Loan Party or any of its Subsidiaries (or its predecessors in interest or title), (B) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Substances, (C) any investigation, lawsuit brought or threatened, settlement reached or government order relating to such Hazardous Substances, (D) any violation of any Environmental Law or (E) any Environmental Action filed against the Holder;

(y)

Public Offering. The Corporation shall, and shall cause its Subsidiaries to, provide any required or requested information to the Holder and its Affiliates and cooperate with the Holder and its Affiliates in the preparation of any offering documents for the Holder and/or its Affiliates from time to time and the listing of any of their securities on any stock exchange from time to time;

(z)

Board Nominees.  The Corporation shall:

(i)

maintain capacity on the Board for the Quorum Nominees unless filled by the Quorum Nominees from time to time;

(ii)

upon the written request of the Holder and/or the holder of the Other Quorum Debentures to the Corporation and with the consent of the Quorum Nominees, and subject to corporate governance rules and policies under applicable securities laws, propose the Quorum Nominees for nomination for election to the Board (and, if applicable, solicit proxies for such election) at the earliest of: (i) any meeting of shareholders electing directors; and (ii) the next scheduled Board meeting; provided that if no such meeting is scheduled to occur within five (5) days of such request, the Board will meet and appoint the Quorum Nominees to the Board prior to the expiration of such five (5) days; and

(iii)

within five (5) days of any Quorum Nominee leaving the Board, facilitate the appointment of a replacement Quorum Nominee designated by the Holder and/or the holder of the Other Quorum Debentures to the Board and each committee thereof for at least as long as the Obligations or any part of them remaining outstanding; and

(aa)

Delivery of Post-closing Documents.  The Corporation shall deliver  estoppel letters in a form satisfactory to the Holder, acting reasonably, from Irwin Commercial Finance Canada Corporation, Contract Funding Group Inc. and Dell Financial Services Canada Limited, being secured parties of the Corporation and/or the Guarantor for receipt by the Holder and the  holder of the Other Quorum Debentures by no later than 5:00 p.m. (Toronto time) on April 11, 2008.

6.2.

Corporation’s Negative Covenants

The Corporation hereby covenants and agrees with the Holder that it will not, so long as any amount owing hereunder shall remain unpaid, and it will not permit or cause any of its Subsidiaries to, without the prior written consent of the Holder:

(a)

Security Interests.  Create, issue, incur, assume or permit to exist any Encumbrance on any of its property other than (i) Encumbrances in favour of the Holder; and (ii) Permitted Encumbrances, nor do or permit anything to adversely affect the ranking or validity of the Security Interest except by incurring a Permitted Encumbrance; nor specifically assign or create a security interest in any amounts due to the Corporation or any Subsidiary by any governmental agency, authority or body by complying with the requirements relating to the assignment of such government debts.

(b)

Change in Nature of Business.  (i) Make or permit or cause any Subsidiary to make any change in the nature of its or their respective existing business, including, without limitation, the acquisition or transfer of any material assets or any Material Contracts among any of the Subsidiaries or the Corporation and the Subsidiaries, except that the Guarantors and the Corporation may transfer material assets or Material Contracts among themselves provided that written notice of such transfer is provided to the Holder prior to or within 10 Business Days after such transfer, and the Corporation and its Subsidiaries shall be permitted to enter into transfer pricing arrangements within the corporate group; or (ii) make any change in its Auditors without the prior written consent of the Holder.

(c)

Loans, Advances, Investments, Etc.  Make or commit or agree to make any loan, advance guarantee of obligations, other extension of credit or capital contributions to, or hold or invest in or commit or agree to hold or invest in, or purchase or otherwise acquire or commit or agree to purchase or otherwise acquire any shares of the Capital Stock, bonds, notes, debentures or other securities of, or make or commit or agree to make any other investment in, any other Person, or purchase or own any futures contract or otherwise become liable for the purchase or sale of currency or other commodities at a future date in the nature of a futures contract, or purchase all or substantially all of the assets of any other Person, or permit any of its Subsidiaries to do any of the foregoing, except for:  (i) investments existing on the date hereof, as set forth on Schedule “A” hereto, (ii) temporary loans and advances by the Corporation to a Subsidiary or temporary guarantees given by the Corporation in respect of a Subsidiary, made in the ordinary course of business and not exceeding in the aggregate for all such loans, advances and guarantees by the Corporation at any one time outstanding $500,000; and (iii) Permitted Investments.

(d)

Mergers.  Enter into any transaction or series of related transactions (whether by way of reconstruction, reorganization, consolidation, amalgamation, dissolution or otherwise) whereby all or any substantial part of its undertaking, property or assets would become the property of any other Person or, in the case of any such amalgamation, of the continuing corporation resulting therefrom.

(e)

Disposal of Assets.  Directly or indirectly, license, sell, lease, assign, transfer, abandon, convey or otherwise dispose of any of its undertaking or assets or any of the undertaking or assets of any of its Subsidiaries (including any Capital Stock of any of its Subsidiaries or other corporation or Person) except as follows:

(i)

the Corporation or any of its Subsidiaries may, in the ordinary course of business (A) sell any inventory or other assets that are customarily sold by the Corporation or such Subsidiary or (B) license (on a non-exclusive basis), or enter into a re-seller agreement in respect of, any software that is customarily licensed by the Corporation or such Subsidiary, in each case as part of the normal operation of its respective business; and

(ii)

the Corporation or any of its Subsidiaries may, in the ordinary course of business, sell equipment, fixtures, materials or supplies that are no longer required in the business of the Corporation or such Subsidiary or that are worn-out or obsolete.

(f)

Distributions.  (i) Declare, make or pay any dividend or other distribution on any of the Capital Stock of the Corporation or any of its Subsidiaries other than a distribution made by a Subsidiary to the Corporation, (ii) make any payment to retire, or to obtain the surrender of, any outstanding warrants, options or other rights for the purchase or acquisition of shares of any class of Capital Stock of the Corporation or any of its Subsidiaries, now or hereafter outstanding, or (iii) pay any management fees or any other fees or expenses (including the reimbursement thereof by Corporation or any of its Subsidiaries) pursuant to any management, consulting or other services agreement to any of the shareholders or other equityholders of the Corporation or any of its Subsidiaries or other Affiliates, or to any other Subsidiaries or Affiliates of the Corporation; provided, however, that (A) fees or expenses may be paid to companies owned by the Chief Executive Officer and the Senior Vice President of the Corporation pursuant to management or consulting agreements, between the Corporation and such companies, provided that copies of such agreements have been provided to the Holder; and (B) so long as no Default or Event of Default has occurred and is continuing or would result therefrom (1) any Subsidiary of the Corporation may pay dividends to the Corporation and (2) the Corporation may pay dividends in the form of common Capital Stock.

(g)

Limitations on Dividends and Other Payment Restrictions Affecting Subsidiaries.  Create or otherwise cause, incur, assume, suffer or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Subsidiary of the Corporation (i) to pay dividends or to make any other distribution on any shares of Capital Stock of such Subsidiary owned by the Corporation or any of its Subsidiaries, (ii) to pay or prepay or to subordinate any Indebtedness owed to the Corporation or any of its Subsidiaries, (iii) to make loans or advances to the Corporation or any of its Subsidiaries or (iv) to transfer any of its property or assets to the Corporation or any of its Subsidiaries, or permit any of its Subsidiaries to do any of the foregoing; provided, however, that nothing in any of clauses (i) through (iv) of this Section 6.2(g) shall prohibit or restrict compliance with:

(A)

this Debenture and the other Loan Documents;

(B)

any applicable law, rule or regulation (including applicable currency control laws and applicable state corporate statutes restricting the payment of dividends in certain circumstances);

(C)

in the case of clause (iv), any agreement setting forth customary restrictions on the subletting, assignment or transfer of any property or asset that is leased or licensed; or

(D)

in the case of clause (iv), any agreement, instrument or other document evidencing a Permitted Encumbrance that restricts, on customary terms, the transfer of any property or assets subject thereto, including without limitation the Revolver and any guarantee or security granted in connection therewith and the Other Quorum Debentures.

(h)

Alteration of Capital.  Create, purchase, redeem or retire in any way any of its Capital Stock or otherwise reduce its issued or paid up capital in respect of such Capital Stock or otherwise permit a change in the authorized capital structure or in the terms of any of its Capital Stock.

(i)

Transactions Out of the Ordinary Course.  Enter into or effect any transactions out of the ordinary course of business, including, without limitation, licenses of Intellectual Property that are not on bona fide commercial terms or are granted to non-arm’s length parties (other than to a wholly-owned Subsidiary provided that (i) the license provides that it may be terminated at will by the Corporation and (ii) notice of such license is forthwith given to the Holder).

(j)

Financial Assistance.  Other than financial assistance provided on normal credit terms for accounts receivable and normal commercial credit terms to customers, including, without limitation, deferred payment plans for license subscriptions, provide any financial assistance to any Person except financial assistance provided to the Corporation by a Subsidiary or to a Subsidiary by the Corporation.

(k)

Maintenance and Ownership of Subsidiaries.  In the case of the Corporation, sell or otherwise dispose of any shares or interests in the capital of any of its Subsidiaries or permit any of such Subsidiaries to issue, sell or otherwise dispose of any shares or interests in the capital of such Subsidiary or the capital of any other of such Subsidiaries, except to the Corporation.

(l)

Winding-up.  Take or institute proceedings for the winding-up, reorganization or dissolution of the Corporation or any Subsidiary.

(m)

Lease Obligations.  Create, incur or suffer to exist, or permit any of its Subsidiaries to create, incur or suffer to exist, any obligations as lessee (i) for the payment of rent for any real or personal property in connection with any sale and leaseback transaction, or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capitalized Lease Obligations which would not cause the aggregate amount of all obligations under Capitalized Leases entered into after the date hereof owing by the Corporation and its Subsidiaries in any Fiscal Year to exceed the amounts set forth in Section 6.1(w), and (B) Operating Lease Obligations which would not cause the aggregate amount of all Operating Lease Obligations owing by the Corporation and its Subsidiaries in any Fiscal Year to exceed $750,000.

(n)

Changing Location etc.  Change its name or the location of its chief executive office or head office or remove or otherwise permit any Collateral (other than in the ordinary course of business and inventory in transit) to be located at any location other than the Existing Location, without providing the Holder with 30 days prior written notice thereof and promptly taking such other steps, if any, as the Holder may require to maintain the perfection of the Security Interest.

(o)

Modifications of Indebtedness, Organizational Documents and Certain Other Agreements; Etc.  (i) Amend, modify or otherwise change (or permit the amendment, modification or other change in any manner of) any of the provisions of any of its or its Subsidiaries’ Indebtedness for borrowed money (including Indebtedness in respect of the Revolver) or of any instrument or agreement (including any purchase agreement, indenture, loan agreement or security agreement) relating to any such Indebtedness, (ii) except as permitted by Section 6.2(b), amend, modify or otherwise change its name, jurisdiction of organization, organizational identification number or FEIN, or (iii) amend, modify or otherwise change its certificate of incorporation or bylaws (or other similar organizational documents), including by the filing or modification of any certificate of designation, or any agreement or arrangement entered into by it, with respect to any of its Capital Stock (including any shareholders’ agreement), or enter into any new agreement with respect to any of its Capital Stock, except any such amendments, modifications or changes or any such new agreements or arrangements pursuant to this clause (iii) that either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(p)

Certain Agreements.  Agree to any material amendment or other material change to or material waiver of any of its rights under any Material Contract.

(q)

Additional Indebtedness.  Create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to any Indebtedness (whether or not subordinated to this Debenture) other than Permitted Indebtedness (including the borrowing of any funds from its shareholders or Persons related to them).

(r)

Environmental.  Permit the use, handling, generation, storage, treatment, release or disposal of Hazardous Substances at any property owned or leased by it or any of its Subsidiaries, except in compliance with Environmental Laws in a manner that such handling, generation, storage, treatment, release or disposal of Hazardous Substances could not reasonably be expected to result in a Material Adverse Effect.

(s)

ERISA.  Maintain or permit any ERISA Affiliate to maintain a Benefit Plan, Canadian Pension Plan, or Canadian Benefit Plan.

(t)

Subsidiaries.  Have any Subsidiaries that acquire assets, start to carry on an active business or provide a guarantee or any security to any Person but are not Guarantors.

(u)

Security by Subsidiaries.  Subject to Permitted Encumbrances (except for the encumbrance described at item (xvii) of such definition) and except for the Guarantees and security issued to the Holder, create, issue, incur, assume or permit to exist (i) any guarantee by any of its Subsidiaries or (ii) any Encumbrance on any property of any of its Subsidiaries, provided that if the Corporation permits such a guarantee or Encumbrance to exist with the consent of the Holder, it shall permit the Holder to also obtain such a guarantee or Encumbrance, and such guarantee and/or Encumbrance granted to the Holder shall, in all respects, rank prior to the guarantee or Encumbrance granted to such other Person, subject to Permitted Encumbrances (except for the encumbrance described at item (xvii) of such definition).

(v)

Preferred Shares.  Issue any Preferred Stock or securities convertible or exchangeable into Preferred Stock, except for the issuance of Preferred Stock of a Loan Party issued to another Loan Party.

(w)

Common Shares.  Issue or agree to issue any additional Common Shares, or securities convertible or exchangeable into Common Shares, except for (i) conversion pursuant to this Debenture or the Other Quorum Debentures, (ii) the issuance of up to 2,572,222 Common Shares pursuant to the exercise of warrants outstanding on the date hereof, and (iii) the issuance of options to purchase not more than 10% of the issued and outstanding Common Shares, all in accordance with a stock option plan approved by the Board, with an exercise price determined by the Board in accordance with such stock option plan.

(x)

Transactions with Affiliates.  Enter into, renew, extend or be a party to, or permit any of its Subsidiaries to enter into, renew, extend or be a party to, any transaction or series of related transactions (including the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except (i) in the ordinary course of business in a manner and to an extent consistent with past practice and necessary or desirable for the prudent operation of its business, for fair consideration and on terms no less favourable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a Person that is not an Affiliate thereof, (ii) transactions with another Loan Party and (iii) transactions permitted by Section 6.2(c) or (f).

(y)

Annual Operating Budget. Approve, or approve of any material amendment or other material change in, the then-current annual operating budget of the Corporation.

(z)

Officers of the Corporation. Appoint, or re-appoint, any officers of the Corporation or any of the Subsidiaries, including, without limiting the generality of the foregoing, the Chief Executive Officer, the Chief Financial Officer and the Senior Vice President, Delivery & Product of the Corporation.

(aa)

Accounting Policies and Practices. Make any amendment or other change to any of its accounting practices, procedures or methodologies that could or would result in the Corporation's consolidated financial statements being inconsistent with the Corporation's most recent audited financial statements.

ARTICLE 7.
EVENTS OF DEFAULT

7.1.

Events of Default

The occurrence of any one or more of the following events or conditions (each such event or condition being an “Event of Default”) shall constitute a default under this Debenture:

(a)

the Corporation or any Guarantor fails to make punctual payment when due of any portion of the Obligations, whether in respect of principal, interest or other amount payable to the Holder under this Debenture or any other Loan Document if such payment is not made within three Business Days of the day on which such payment is due;

(b)

the Corporation or any Guarantor fails to perform or comply with any covenant contained in this Debenture, any Security Agreement or any Mortgage to which it is a party, or in any other covenant in any Loan Document not described above and such failure, remains unremedied for five Business Days, after the occurrence thereof;

(c)

any representation, warranty or statement made by or on behalf of the Corporation or any of its Subsidiaries to the Holder under this Debenture, the Subscription Agreement or any other Loan Document is untrue in any material respect at the time when or as of which it was made;

(d)

the Corporation or any of its Subsidiaries ceases or threatens to cease to carry on in the normal course the Corporation’s or such Subsidiary’s business or any material part thereof without the prior written consent of the Holder;

(e)

the holder of a charge takes possession of all or any part of the Corporation’s or any Subsidiary’s property having a value in excess of $100,000, or a distress, execution or other similar process is levied against all or any part of such property having a value in excess of $100,000;

(f)

if an order ceasing or suspending or prohibiting trading in any securities of the Corporation shall be issued by any stock exchange or securities regulatory authority having jurisdiction and such situation continues in excess of two weeks;

(g)

default by the Corporation or any of its Subsidiaries in the performance or observance of any covenant, condition or obligation contained in any agreement between the Corporation or any Subsidiary, as the case may be, and any Person, where such default gives rise to a right to enforce security against the Corporation or any Subsidiary, as the case may be, regardless of whether or not such other Person waives the default;

(h)

the Corporation or any of its Subsidiaries fails to pay to any Person any Indebtedness in excess of $100,000 in aggregate when due (whether at scheduled maturity or by required prepayment, acceleration, demand or otherwise) and such failure continues after any applicable grace period, except as the Holder has otherwise agreed or except where the Corporation or such Subsidiary is contesting the payment claim in good faith or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or any such Indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased or an offer to prepay, redeem, purchase or defease such Indebtedness shall be required to be made, in each case, prior to the stated maturity thereof;

(i)

an event of default occurs under any of the Other Quorum Debentures, the Guarantees, any guarantees issued by any Subsidiaries or any security issued in respect thereof;

(j)

any event occurs which could reasonably be expected to have a Material Adverse Effect on the Corporation and its Subsidiaries taken as a whole;

(k)

if the Corporation or any of its Subsidiaries is in default under any Material Contract to which it is a party and such default is not cured or waived before the earlier of (i) 30 days after the occurrence of such default, and (ii) five Business Days prior to the expiry of the applicable cure period, if any, under such Material Contract;

(l)

any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against the Corporation intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by the Corporation or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or the Corporation shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(m)

any Security Documents, any Mortgage or any other security document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected and, except to the extent permitted by the terms hereof or thereof, first priority Encumbrance in favour of the Holder for the benefit of the Holder on any Collateral purported to be covered thereby subject only to the Encumbrance securing the Indebtedness in respect of the Revolver, to the extent permitted hereby;

(n)

the Corporation or any of its Subsidiaries is enjoined, restrained or in any way prevented by the order of any court or any Governmental Authority from conducting all or any material part of its business for more than 15 days;

(o)

if a final non-appealable judgment of a court or a final non-appealable determination of a Governmental Authority finds the Corporation or any of its Subsidiaries shall be liable for any Environmental Liabilities and Costs the payment of which could reasonably be expected to result in a Material Adverse Effect;

(p)

if a final non-appealable judgment, decree, award or order (or any settlement of any claim that, if breached, could result in a judgment, order, or award) for the payment of money due in an amount of $250,000 or more in the aggregate shall have been obtained or entered against the Corporation or any of its Subsidiaries and remain unsatisfied, or the Parent or any of its Subsidiaries shall agree to the settlement of any one or more pending or threatened actions, suits, or proceedings affecting any Loan Party before any court or other Governmental Authority or any arbitrator or mediator, providing for the payment of money due in an amount of $250,000 or more in the aggregate, and in the case of any such judgment or order either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgment, order, award or settlement, or (ii) there shall be a period of 10 consecutive days after entry thereof during which a stay of enforcement of any such judgment, order, award or settlement, by reason of a pending appeal or otherwise, shall not be in effect;

(q)

if a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or any of its Subsidiaries a bankrupt or insolvent or approving as properly filed a petition seeking the winding-up of the Corporation or any of its Subsidiaries under the Companies’ Creditors Arrangement Act (Canada), the Bankruptcy and Insolvency Act (Canada) or the Winding-Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law or issuing sequestration or process of execution against any substantial part of the assets of the Corporation or any of its Subsidiaries or ordering the winding up or liquidation of its affairs and any such decree or order continues unstayed and in effect for a period of thirty (30) days;

(r)

if the Corporation or any of its Subsidiaries becomes insolvent, makes any assignment in bankruptcy or makes any other assignment for the benefit of creditors, makes any proposal under the Bankruptcy and Insolvency Act (Canada) or any comparable law, seeks relief under the Companies’ Creditors Arrangement Act (Canada), the Winding Up and Restructuring Act (Canada) or any other bankruptcy, insolvency or analogous law, is adjudged bankrupt, files a petition or proposal to take advantage of any act of insolvency, consents to or acquiesces in the appointment of a trustee, receiver, receiver and manager, interim receiver, custodian, sequestrator or other Person with similar powers of itself or of all or any substantial portion of its assets, or files a petition or otherwise commences any proceeding seeking any reorganization, arrangement, composition or readjustment under any applicable bankruptcy, insolvency, moratorium, reorganization or other similar law affecting creditors’ rights or consents to, or acquiesces in, the filing of such a petition;

(s)

if any Change of Control Event occurs;

(t)

if there is a change in the nature of the business of the Corporation or any of its Subsidiaries; or

(u)

if the Corporation does not provide the Holder with evidence satisfactory to the Holder that the shareholders of the Corporation (whether by majority approval at a meeting of shareholders of the Corporation or by the written consent of the holders of at least 50% of the issued and outstanding Common Shares) consent to this Debenture by 5:00 p.m.(Toronto time) on April 18, 2008.

7.2.

Rights Upon Default

Upon the occurrence of an Event of Default the entire Principal amount outstanding hereunder shall at the option of the Holder forthwith become immediately due and payable (and upon the occurrence of an Event of Default described above in clause (s) or (t) without any notice to any Loan Party or any other Person or any act by the Holder, the Principal then outstanding, together with all accrued and unpaid interest thereon, all fees and all other amounts due under this Debenture and the other Loan Documents shall become due and payable automatically and immediately, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Corporation), with Interest thereon, at the rate determined as herein provided, to the date of actual payment thereof, all without notice, presentment, protest, demand, notice of dishonour or any other notice of demand whatsoever, all of which are hereby expressly waived by the Corporation.  In such event the Holder may in its discretion exercise any right or recourse and/or proceed by any action, suit, remedy or proceeding against the Corporation authorized or permitted by law for the recovery of all the Indebtedness and liabilities of the Corporation to the Holder and proceed to exercise any and all rights hereunder and under the security constituted by the Security Interest.

In addition to the rights and remedies set forth above, upon the occurrence of an Event of Default, the Holder may, without any notice to the Corporation except as provided at law or in this Debenture appoint, by an instrument in writing delivered to the Corporation, a Receiver of the Collateral and remove any Receiver so appointed and appoint another or others in its stead or institute proceedings in any court of competent jurisdiction for the appointment of a Receiver, it being understood and agreed that:

(a)

the Holder may appoint any Person as Receiver, including an officer or employee of the Holder, with such Person’s prior written consent;

(b)

such appointment may be made at any time after an Event of Default, either before or after the Holder shall have taken possession of the Collateral;

(c)

the Holder may, from time to time, fix the reasonable remuneration of the Receiver and direct the payment thereof out of the Collateral or any Proceeds; and

(d)

the Receiver shall be deemed to be the agent of the Corporation for all purposes, and, for greater certainty, the Holder shall not be, in any way, responsible for any actions, whether wilful, negligent or otherwise, of any Receiver, and the Corporation hereby agrees to indemnify and save harmless the Holder from and against any and all claims, demands, actions, costs, damages, expenses or payments which the Holder may hereafter suffer, incur or be required to pay as a result of, in whole or in part, any action taken by the Receiver or any failure of the Receiver to do any act or thing.

No right of the Holder hereunder or under the security constituted by the Security Interest will be exclusive of or dependent upon or merge in any other right, and one or more of such rights may be exercised independently or in combination from time to time.

7.3.

Charges and Expenses

The Corporation agrees to pay on demand all costs and expenses incurred (including among other things legal fees) and fees charged by the Holder in connection with obtaining, maintaining or discharging this Debenture or any other Loan Document to and by the Holder or any Receiver in exercising any remedy under this Debenture or any other Loan Document and in carrying on the Corporation’s business.  All such amounts will bear interest from time to time at the Interest Rate, and the Corporation will reimburse the Holder upon demand for any amount so paid.

7.4.

Further Assurances

The Corporation will from time to time as soon as practicable upon request by the Holder take such action as the Holder may consider necessary to give effect to this Debenture.

7.5.

Performance by the Secured Party

In the event that the Corporation fails to perform any obligations under this Debenture, including keeping the Collateral free and clear of all Encumbrances, other than Permitted Encumbrances, the Holder may, at its option and without being under any obligation to do so, perform such obligations and the Corporation shall pay to the Holder, immediately upon demand, all costs and expenses (including, without limitation, legal fees on a solicitor-client basis) incurred by the Holder in connection therewith and all such costs and expenses shall form part of the Obligations, bear interest at the Interest Rate, both before and after demand and judgment from the date incurred by the Holder and shall be secured by the Security Interest. The performance by the Holder of any obligation of the Corporation hereunder or the curing of any Event of Default by the Holder shall not constitute a waiver by the Holder of any of its rights, remedies or privileges hereunder or relieve the Corporation from its default or any consequences thereof.

7.6.

Dealings by the Holder

The Holder may grant renewals, extensions of time and other indulgences, take and give up securities, accept compositions, grant full, partial and conditional releases and discharges, perfect or fail to perfect any securities, release any Collateral to third parties and otherwise deal or fail to deal with the Corporation, debtors of the Corporation, guarantors, sureties and others and with the Collateral and other securities as the Holder may see fit, all without prejudice to any liability of the Corporation to the Holder or the Holder’s rights and remedies under this Debenture, applicable personal property security legislation or otherwise at law.

7.7.

No Set-Off

The Obligations shall be paid by the Corporation without regard to any equities between the Corporation and the Holder or any right of set-off or cross-claim that the Corporation may have against the Holder.

ARTICLE 8.
SECURITY

8.1.

Security

As general and continuing security for the payment and performance of the Obligations, the Corporation hereby grants a security interest in favour of the Holder as set out in the Security Agreement issued by the Corporation, the terms of which are hereby incorporated by reference in this Debenture, mutatis mutandis, and shall execute and deliver, or cause to be executed and delivered, in favour of the Holder, all such further Security Documents, including without limitation any guarantees and security agreements from some or all of the Subsidiaries from time to time pursuant to this Debenture, and do all such other acts and things, or cause all such other acts and things to be done, as the Holder may from time to time require, to create, grant and maintain a perfected Encumbrance on the Collateral in favour of the Holder, subject only to Permitted Encumbrances.  All Security Documents shall, in form and substance, be satisfactory to the Holder, acting reasonably.  The Corporation acknowledges and agrees that as at the date hereof there are additional Security Documents that will have to be executed and delivered by the Corporation and others and additional registrations and other steps that will have to be taken by the Corporation and others in order for the Security Interest to constitute a perfected Encumbrance on all of the Collateral, subject only to Permitted Encumbrances, and agrees that the right of the Holder to require such Security Documents and the performance of such other acts and things at any time and from time to time shall not be prejudiced by any delay on the part of the Holder in requesting same.  The Corporation constitutes and appoints the Holder and any officer or agent of the Holder, with full power of substitution, as the Corporation’s true and lawful attorney-in-fact with full power and authority in the place of the Corporation and in the name of the Corporation or in its own name, from time to time in the Holder’s discretion after any Event of Default or any default under this section, to take any and all appropriate action and to execute any and all documents and instruments as, in the opinion of such attorney may be necessary or desirable to accomplish the purposes of this Debenture.  These powers are coupled with an interest and are irrevocable until this Debenture and the Security Documents are terminated and released.  Nothing in this section affects the right of the Holder as secured party or any other Person on the Holder’s behalf, to sign and file or deliver (as applicable) all such financing statements, financing change statements, notices, verification agreements and other documents relating to the Collateral and this Debenture and any Security Documents as the Holder or such other Person considers appropriate.

ARTICLE 9.
GENERAL PROVISIONS

9.1.

Notices

Any notice, communication, payment or demand required or permitted to be given under this Debenture shall be deemed to have been sufficiently given to the recipient if delivered personally, or (other than in the case of payment) if sent by facsimile or sent by ordinary first class mail within Canada, postage prepaid, addressed as follows:

(a)

to the Corporation at:

4710 Kingsway
Suite 1100
Burnaby, British Columbia
V5H 4M2

Attention:

Chief Executive Officer

Facsimile:

(604) 684-9314

(b)

to the Holder at:

70 York Street

Suite 1720

Toronto, Ontario M5J 1S9

Attention:

QIP Management Inc.

Facsimile:

(416) 971-5955

Any such mailing shall be deemed to be received on the date of delivery if delivered personally, on the next Business Day following the transmission by facsimile confirmed by the sender thereof or on the third Business Day following the date of mailing or, in the event of any disruption, strike or interruption in the Canadian postal service after mailing and prior to receipt, on the third Business Day following full resumption of such Canadian postal service.  Either party hereto may change its facsimile number or address for the purpose of this Section 9.1 by giving written notice of such change to the other.

9.2.

Amendments

Neither this Debenture nor any provision hereof may be amended, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the amendment, waiver, discharge, or termination is sought.  No delay or omission by the Holder in exercising any rights or remedies hereunder or in respect of any Obligations or the performance by the Corporation of any Obligations in default shall operate as a waiver thereof or of any other rights or remedies of the Holder. No single or partial exercise of any rights or remedies by the Holder shall preclude any other or further exercise thereof or the exercise of any other rights or remedies. A written waiver of any right or remedy shall be effective only for the specific purpose and time, if any, stipulated therein and shall not operate as a waiver of any other rights or remedies of the Holder.

9.3.

Time of the Essence

Time is expressly declared to be of the essence of this Debenture in respect of all payments to be made hereunder, the exercise of any conversion rights hereunder, and all covenants and agreements to be performed and fulfilled.

9.4.

Severability

If any covenant or obligation of any party contained herein, or if any provision of this Debenture or its application to any Person or circumstance shall to any extent be invalid or unenforceable, the remainder of this Debenture or the application of such covenant or obligation to Persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected, and each provision and each covenant and obligation contained in this Debenture shall be separately valid and enforceable, to the fullest extent permitted by law or at equity.

9.5.

Ranking of Debenture

This Debenture and the Other Quorum Debentures shall rank pari passu and without preference or priority one over the other notwithstanding the order of execution, delivery or registration of this Debenture and the Other Quorum Debentures, and this Debenture and the Other Quorum Debentures are secured equally and ratably against the property, assets and undertaking of the Corporation.

9.6.

Discharge of Debenture

After the Obligation has been repaid in full or satisfied in full by conversion pursuant to Article 4 hereof, the Holder shall return the Collateral to the Corporation, cancel and discharge this Debenture with respect to any Obligation that is payable by the Corporation to the Holder and execute and deliver, or cause to be executed and delivered to the Corporation such instruments as shall be necessary to discharge this Debenture and the Security Documents.

9.7.

Further Assurances

The Corporation shall promptly cure any default by it in the execution and delivery of this Debenture or of any of the other agreements provided for hereunder to which it is a party. The Corporation, at its expense, shall promptly execute and deliver or cause to be executed and delivered to the Holder, upon request by the Holder, all such other and further documents, agreements, opinions, certificates and instruments in compliance with, or accomplishment of the covenants and agreements of the Corporation hereunder or more fully to state the obligations of the Corporation set out herein or under any other document related hereto or to make any recording, file any notice or obtain any consent, all as may be reasonably necessary or appropriate in connection therewith.  The

Corporation hereby irrevocably constitutes and appoints any officer for the time being of the Holder and each Receiver, the true and lawful attorney of the Corporation, at any time that an Event of Default shall have occurred and be continuing, with full power of substitution to execute and deliver all such agreements, instruments and documents and to do all such further acts and things with the right to use the name of the Corporation whenever and wherever it may be deemed necessary or expedient.

9.8.

Entire Agreement

This Debenture and the confirmations delivered in respect of the Security Interest constitute the whole and entire agreement between the parties hereto and cancel and supersede any prior agreements, undertakings, declarations, commitments, representations, written or oral, in respect thereof.

9.9.

Judgment Currency

(a)

If for the purpose of obtaining or enforcing judgment against the Corporation in any court in any jurisdiction it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 9.9 referred to as the “Judgment Currency”) an amount due in US dollars under this Debenture, the conversion shall be made at the exchange rate prevailing on the Business Day immediately preceding:

(i)

the date actual payment of the amount due, in the case of any proceeding in the courts of the Province of Ontario or in the courts of any other jurisdiction that will give effect to such conversion being made on such date: or

(ii)

the date on which the foreign court determines, in the case of any proceeding in the courts of any other jurisdiction (the date as of which such conversion is made pursuant to this Section 9.9(a)(ii) being hereinafter referred to as the “Judgment Conversion Date”).

(b)

If in the case of any proceeding in the court of any jurisdiction referred to in Section 9.9(a)(ii) above, there is a change in the exchange rate prevailing between the Judgment Conversion Date and the date of actual payment of the amount due, the applicable party shall pay such adjusted amount as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the exchange rate prevailing on the date of payment, will produce the amount of US dollars which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial order at the exchange rate prevailing on the Judgment Conversion Date.

(c)

Any amount due from the Corporation under this provision shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of this Debenture.

9.10.

Transferability

This Debenture may only be transferred by the Holder at its sole discretion and option, in accordance with applicable securities laws and policies of the TSXV and with the prior written consent of the Corporation, not to be unreasonably withheld or delayed.

9.11.

Parties In Interest

This Debenture shall be binding on the Corporation and its successors and will be binding on and will enure to the benefit of the Holder and its successors and assigns.

SCHEDULE “A”

SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Incorporation, Continuance or Amalgamation	Percentage of Voting Shares Directly or Indirectly Held by the Corporation
Visiphor (U.S.) Corporation	Delaware	100%
Sunaptic Solutions Incorporated	Canada	100%
Sunaptic Solutions International, Inc.	Delaware	100%

SCHEDULE “B”

CONVERSION NOTICE

TO:

Visiphor Corporation (the “Corporation”)

FROM:

Quorum Investment Pool Limited Partnership (the “Holder”)

RE:

The Convertible Secured Debenture issued by the Corporation to the Holder as of March 11, 2008 (the “Debenture”)

All terms used in this Conversion Notice which are defined in the Debenture have the meanings attributed thereto in the Debenture.

The Holder hereby irrevocably elects to convert $_________________ of the Principal outstanding as of the date hereof under this Debenture and evidenced by the Debenture into Common Shares at the Conversion Price.  Please issue, register and deliver the Common Shares in the name of:

Name:

Address:

DATED:

Quorum Investment Pool Limited Partnership by its General Partner QIP Management Inc.

Per:

Name:

Title:

SCHEDULE “C”

PERMITTED UNSECURED INDEBTEDNESS

•

Promissory Note dated July 12, 2006 issued to Keith Kretschmer in the principal amount of US$400,000

•

Promissory Note dated July 12, 2006 issued to Roy Trivett in the principal amount of $85,000

SCHEDULE “D”

MATERIAL CONTRACTS

Commonwealth Insurance

SCHEDULE “E”

COVENANTS

The Corporation and its Subsidiaries, on a consolidated basis, will meet each of the following ratios and/or thresholds, each calculated on a consolidated basis and in accordance with GAAP, as applicable:

(a)

EBITDA coverage of at least 3:1, calculated on a quarterly basis, as at the end of each quarter, as EBITDA divided by debt service (where (1) EBITDA is defined as net income plus interest expense, income tax expense, depreciation and amortization expense and all stock option based compensation (“EBITDA”); and (2) debt service is defined as interest expense plus all current maturities in the subsequent year of long-term debt and other debt obligations) (“EBITDA Coverage”);

(b)

Current ratio of at least 1.25:1, calculated on a quarterly basis, as at the end of each quarter, as current assets divided by current liabilities (where current liabilities shall be deemed to (1) exclude all amounts due to management of the Corporation and its Subsidiaries and (2) include all deferred revenue) (“Current Ratio”); and

(c)

None of the Corporation or any of its Subsidiaries shall incur any additional Indebtedness unless the written consent of the Holder, acting in its sole discretion, has first been obtained,

provided that until December 31, 2008 the following ratios and/or thresholds shall apply:

(i)

for the quarter ended March 31, 2008:

(A)

EBITDA loss of no more than $30,000;

(B)

Current Ratio of at least 0.60:1;

(ii)

for the quarter ended June 30, 2008:

(A)

EBITDA of at least $75,000;

(B)

Current Ratio of at least 0.60:1;

(iii)

for the quarter ended September 30, 2008:

(A)

EBITDA of at least $75,000;

(B)

Current Ratio of at least 0.60:1; and

(iv)

for the quarter ended December 31, 2008:

(A)

EBITDA of at least $110,000;

(B)

Current Ratio of at least 0.60:1;

and further provided that for each quarter of the fiscal year ended December 31, 2009 the following ratios shall apply:

(v)

EBITDA Coverage of at least 2:1; and

(vi)

Current Ratio of at least 0.75:1.

- ii -

EXHIBIT 99.1

NEWS RELEASE: FOR IMMEDIATE DISTRIBUTION

VISIPHOR CLOSES $1,750,000 PRIVATE PLACEMENT

VANCOUVER, CANADA, March 13, 2008 – Visiphor Corporation (“Visiphor”) (OTCBB: VISRF; TSX-V: VIS; DE: IGYA) announces today that it has received TSX-V approval and has closed a Cdn. $1,750,000 private placement with Quorum Investment Pool Limited Partnership (“QIP”) of an 8% convertible secured debenture maturing over a 4 year period. The debenture will be convertible into common shares of the Issuer at the conversion price of Cdn. $0.10 per common share.  QIP has agreed to a Cdn. $0.15 conversion price on performance targets mutually agreed upon by Visiphor and QIP. An initial tranche of $800,000 has been released and the remaining $950,000 tranche of the private placement will be held in escrow pending shareholder approval. Quorum Funding Corporation 1 LP., a related party to QIP, will receive a 3% transaction fee payable in cash.

Roy Trivett Visiphor’s CEO commented, “I am really pleased with this financing as it underscores Quorum’s continuing confidence in Visiphor. These funds will allow us to execute on new product development projects that will fuel our growth and success over the coming years.”

The securities will not be registered under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), or applicable state securities laws, and may not be offered or sold within the United States, except in certain transactions exempt from the registration requirements of the U.S. Securities Act and applicable state securities laws.

This news release shall not constitute an offer to sell or an offer to buy the securities in any jurisdiction.

About Visiphor

Visiphor software products and services deliver practical, rapidly deployable solutions that integrate business processes and databases. The Company’s solutions focus on disparate process and data management problems that exist in numerous verticals spanning government, energy, law enforcement, security, health care and financial services. Using industry standard Web Services and Service Oriented Architecture (“SOA”), Visiphor delivers a secure and economical approach to true, real-time application interoperability.

Visiphor is a Microsoft Gold Certified Partner. For information about Visiphor or the Company’s products and services, please visit www.visiphor.com.

-- 30 --

ON BEHALF OF THE BOARD OF DIRECTORS

“Oliver ‘Buck’ Revell”

Chairman, Visiphor Corporation

Investor and Media Inquiries:

Roy Trivett, CEO

Visiphor Corporation

Phone: +1-604-684-2449 Ext. 234

E-mail: roy.trivett@visiphor.com

The TSX Venture Exchange has not reviewed and does not accept responsibility for the adequacy or accuracy of this news release.

Forward Looking Statements: This press release may contain statements that constitute “forward-looking statements” within the meaning of applicable Canadian and United States securities laws.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially from anticipated results include the risks and uncertainties described in Visiphor Corporation’s Form 10-KSB filed with the United States Securities and Exchange Commission.  We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.